AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 27, 2006

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM SB-2/A
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            CIGMA METALS CORPORATION
                 (Name of small business issuer in its charter)

            FLORIDA                           1040                   98-0203244
--------------------------------  -----------------------------  -------------------
(State or Other Jurisdiction      (Primary Standard Industrial      (IRS Employer
of incorporation or organization      Classification Code)       Identification No.)

                                                         LARS PEARL
      1 EDITH PLACE, COOLUM BEACH,              1 EDITH PLACE, COOLUM BEACH,
       QUEENSLAND, AUSTRALIA 4573               QUEENSLAND, AUSTRALIA, 4573

       TELEPHONE: +61 4111 56177                 TELEPHONE: +61 4111 56177
       FACSIMILE: +61-7-54716370                 FACSIMILE: +61-7-54716370
--------------------------------------     -------------------------------------
(Address and telephone of registrant's      (Name, address and telephone number
           executive office)                       of agent for service)

                  Copies of all communications and notices to:
                              JOSEPH SIERCHIO, ESQ.
                           SIERCHIO GRECO & GRECO, LLP
                                720 FIFTH AVENUE
                            NEW YORK, NEW YORK 10019
                            TELEPHONE: (212) 246-3030
                            FACSIMILE: (212) 246-2225

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [X]

If this Form is filed to register additional securities for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

                                  CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
                                           PROPOSED
                        NUMBER OF           MAXIMUM            PROPOSED
SECURITIES TO BE    SHARES REGISTERED    OFFERING PRICE         MAXIMUM
REGISTERED               (1) (2)         PER  SHARE (3)   OFFERING PRICE (3)     REGISTRATION FEE
---------------------------------------------------------------------------------------------------
Shares of Common
Stock Par Value             8,000,000   $           1.05  $         8,400,000  $          899.00
0.0001 per Share
---------------------------------------------------------------------------------------------------
Shares of Common            8,000,000   $           0.75            6,000,000  $          642.00
Stock Par Value
0.0001 per
Share(4)
---------------------------------------------------------------------------------------------------
Total                      16,000,000                  -  $        14,400,000  $        1,532.00(5)
---------------------------------------------------------------------------------------------------


     (1)The 8,000,000 shares were issued in connection with two private placements of 8,000,000 units completed by the registrant in May 2006. Each Unit was comprised of one share of the Company's common stock, $0.0001 par value per share and one stock purchase warrant, each warrant entitling the holder to purchase one additional common share of the Company at a price of US $0.675 per share for a period of one year from the closing date of the placement and at a price of US $0.75 per share for a period of one year commencing on the first anniversary of the closing date of the Private Placement.

     (2)All of the 16,000,000 shares being registered are offered by the Selling Stockholders. Accordingly, this registration statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

     (3)Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933; the closing sale price of our stock on August 16, 2006, as quoted on the National Association of Securities Dealers, Inc.'s Pink Sheets was $1.05. It is not known how many shares will be purchased under this registration statement or at what price shares will be purchased.

     (4) Shares to be issued upon exercise of the warrants constituting a part of the Units.

     (5) Previously Paid

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SAID SECTION 8(A), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 27, 2006

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALES IS NOT PERMITTED.

PROSPECTUS

                            CIGMA METALS CORPORATION

                         16,000,000 SHARES COMMON STOCK

     This prospectus relates to the resale by certain of our stockholders named in this prospectus (the "SELLING STOCKHOLDERS") of up to 16,000,000 shares of our common stock. The Selling Stockholders acquired 8,000,000 shares from us in connection with two private placements of 8,000,000 units which we concluded in May of 2006. The remaining 8,000,000 shares may be acquired by the Selling Stockholders pursuant to outstanding share purchase warrants which were part of the units acquired by the Selling Stockholders in the May 2006 private placements. We will not receive any proceeds from the sale of these shares by the Selling Stockholders. However, we may receive proceeds from the exercise, if any, of the warrants.

     The Selling Stockholders and any underwriter, broker-dealer or agent that participates in the sale of the common stock or interests therein may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended. Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act of 1933. The Selling Stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 will be subject to the prospectus delivery requirements of the Securities Act of 1933.

     The Selling Stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The shares may be sold directly or through agents or broker-dealers acting as agents on behalf of the Selling Stockholders. The
Selling Stockholders may engage brokers, dealers or agents, who may receive commissions or discounts from the Selling Stockholders. We will pay substantially all the expenses incident to the registration of the shares; however, we will not pay for sales commissions and other expenses applicable to the sale of the shares.

     Our shares are listed on the Pink Sheets under the symbol "CGMX." On November 24, 2006, the closing price for our common stock on the Pink Sheets was U.S. $0.97 per share.

     THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 6.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   THE DATE OF THIS PROSPECTUS IS ______, 2006

                                TABLE OF CONTENTS


                                                                Page
                                                                ----
PROSPECTUS SUMMARY                                                 3
RISK FACTORS                                                       6
FORWARD-LOOKING STATEMENTS                                        11
USE OF PROCEEDS                                                   11
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS          12
LEGAL PROCEEDINGS                                                 12
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
      BUSINESS                                                    13
MANAGEMENT                                                        20
EXECUTIVE COMPENSATION                                            22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT    24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                    25
SELLING STOCKHOLDERS                                              26
PLAN OF DISTRIBUTION                                              28
DESCRIPTION OF OUR CAPITAL STOCK                                  29
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
      SECURITIES ACT LIABILITIES                                  31
EXPERTS                                                           32
WHERE YOU CAN FIND ADDITIONAL INFORMATION                         34
FINANCIAL STATEMENTS                                              F1

                        --------------------------------


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY SUPPLEMENT HERETO. WE HAVE NOT, AND THE SELLING STOCKHOLDERS HAVE NOT, AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT INFORMATION YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE SELLING STOCKHOLDERS ARE NOT, MAKING AN OFFER TO SELL THE COMMON STOCK IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS REGARDLESS OF THE DATE OF DELIVERY OF THIS PROSPECTUS OR ANY SUPPLEMENT HERETO, OR THE SALE OF COMMON STOCK. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

     WE OBTAINED STATISTICAL DATA AND CERTAIN OTHER INDUSTRY FORECASTS USED THROUGHOUT THIS PROSPECTUS FROM MARKET RESEARCH, PUBLICLY AVAILABLE INFORMATION AND INDUSTRY PUBLICATIONS. INDUSTRY PUBLICATIONS GENERALLY STATE THAT THEY OBTAIN THEIR INFORMATION FROM SOURCES THAT THEY BELIEVE TO BE RELIABLE, BUT THEY DO NOT GUARANTEE THE ACCURACY AND COMPLETENESS OF THE INFORMATION. SIMILARLY, WHILE WE BELIEVE THAT THE STATISTICAL AND INDUSTRY DATA AND FORECASTS AND MARKET RESEARCH USED HEREIN ARE RELIABLE, WE HAVE NOT INDEPENDENTLY VERIFIED SUCH DATA. WE HAVE NOT SOUGHT THE CONSENT OF THE SOURCES TO REFER TO THEIR REPORTS OR ARTICLES IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

     This summary contains material information about us and the offering which is described in detail elsewhere in the prospectus. Since it may not include all of the information you may consider important or relevant to your investment decision, you should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "Risk Factors" on page 6, and our financial statements and the accompanying notes.

     Unless the context otherwise requires, the terms "we," "our," "us," the "Company" and "Cigma Metals" refer to Cigma Metals Corporation, a Florida corporation, and not to the Selling Stockholders.

OUR BUSINESS

     We were incorporated under the laws of the State of Florida on January 13, 1989 as "CIGMA VENTURES CORPORATION". On April 17, 1999 we changed our name to Cigma Metals Corporation and are in the business of location, acquisition, exploration and, if warranted, development of mineral properties. The Company, through our Russian subsidiary, is engaged in the exploration of gold and silver mining properties located in the Russian Federation and has not yet determined whether our properties contain mineral reserves that may be economically recoverable.

     Our general business strategy is to acquire mineral properties either directly or through the acquisition of operating entities. Our continued operations and the recoverability of mineral property costs is dependent upon the existence of economically recoverable mineral reserves, confirmation of our interest in the underlying properties, our ability to obtain necessary financing to complete the development and upon future profitable production.

     Since 1999 we have acquired and disposed of a number of properties. We have not been successful in any of our exploration efforts to establish reserves on any of the properties that we owned or in which we have or have had an interest.

     We currently have interest in two properties none of which contain any reserves. Please refer to "DESCRIPTION OF PROPERTIES." We have no revenues, have sustained losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. We will not generate revenues even if any of our exploration programs indicate that a mineral deposit may exist on our properties. Accordingly, we will dependent on future financings in order to maintain our operations and continue our exploration activities.

     Our principal and technical office is located at 1 Edith Place, Coolum Beach, Queensland, 4573, Australia. The telephone number is (+61) 4111-56177. We conduct our exploration and property acquisition activities through the Coolum Beach office.

RISK ASSOCIATED WITH OUR BUSINESS

     The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the exploration of any of the properties in which we have or may acquire an interest will uncover commercially exploitable mineral reserves. It is likely that such properties will not contain any reserves and, in all likelihood, any funds spent on exploration will probably be lost. In addition, problems such as unusual or unexpected geological formations or other variable conditions are involved in exploration and, often result in unsuccessful exploration efforts.

     In addition, due to our limited capital and resources, we are limited in the amount of exploration work we can do. As a result, our already low probability of successfully locating mineral reserves will be reduced significantly further. Therefore, we may not find a commercial mineable ore deposit prior to exhausting our funds. Furthermore, exploration costs may be higher than anticipated, in which case, the risk of utilizing all of our funds prior to locating any ore deposits shall be greatly increased. Factors that could cause exploration costs to increase are: adverse conditions, difficult terrain and shortages of qualified personnel. Please refer to "Risk Factors."

THE OFFERING

     On May 12, 2006 we concluded a private placement of 6,540,000 (post stock split) shares of our common stock, at a price of $0.50 per unit (post stock split price) or $3,270,000 in the aggregate and on May 26, 2006 we concluded a private placement of 1,460,000 shares of our common stock, at a price of $0.50 per unit or $730,000 in the aggregate; all of the shares were acquired by the Selling Stockholders, none of whom are residents of the United States or Canada. The units were issued to the Selling Stockholders pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Regulation S as promulgated by the U.S. Securities and Exchange Commission. Each Unit is comprised of one share of the Company's common stock US $0.0001 par value per share and one stock purchase warrant, each warrant entitling the holder to purchase one additional common share of the Company at a price of US $0.675 per share for a period of one year from the closing date of the placement and at a price of US $0.75 per share for a period of one year commencing on the first anniversary of the Closing Date. None of the warrants have been exercised as of the date of this prospectus. As a condition to the consummation of the private placement, we agreed to register the shares that are the subject of this prospectus and to maintain such registration effective for a period of two years following the date of this prospectus.

     Although we have agreed to the costs and expenses related to the preparation and filing of this prospects, which we estimate will be approximately $35,000 we will receive none of the proceeds from the sale of the shares by the Selling Stockholders.

     The Selling Stockholders are offering an aggregate of 16,000,000 shares of which 8,000,000 are issuable upon exercise of outstanding warrants owned by the Selling Stockholders. The Selling Stockholders holders will determine if, when, and how they will sell the common stock offered in this prospectus. PLEASE REFER TO "PLAN OF DISTRIBUTION." The offering will conclude upon the earlier to occur of:

     - The sale of all of the 16,000,000 shares of common stock being offered;
     -    The second anniversary date of the effective date of this prospectus;
          or
     - The earlier termination of the registration statement covering the shares being offered.

     At November 24, 2006 we had 39,500,000 shares issued and outstanding, inclusive of the shares being offered by the Selling Stockholders. Our common stock is currently quoted on the Pink Sheets under the symbol "CGMX." There is only a limited trading market for our common stock. PLEASE REFER TO "RISK FACTORS" AND TO "MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS."


SELECTED FINANCIAL DATA

     The following summary statement of operations and summary balance sheet data are derived from our financial statements for the years ended December31, 2005 and 2004, and for the three and nine months ended September 30, 2006, that were filed with the U.S. Securities and Exchange Commission on our Annual Reports Form 10-KSB or Form 10-QSB as applicable. This information should be read in conjunction with the audited consolidated financial statements and the related notes appearing elsewhere in this prospectus.

BALANCE SHEETS
                              September      December      December
                               30, 2006      31, 2005      31, 2004
                             (Unaudited)    (Audited)     (Audited)
Cash                         $ 3,335,756   $   250,170   $   311,845
Total Assets                 $ 3,500,362   $   431,967   $   566,160
Total Liabilities            $     9,112   $    43,880   $    21,722
Total Stockholders' Equity   $ 3,491,250   $   388,087   $   544,438
(Deficit)                    $(2,843,159)  $(1,963,513)  $(1,075,289)

STATEMENTS OF OPERATION
                                                                                   From
                                 Nine                                          October 10,
                                Months         Year Ended                    1995(inception)
                            Ended September     December     December 31,    to September 30,
                               30, 2006         31, 2005         2004              2006
                              (Unaudited)      (Audited)      (Audited)        (Unaudited)
 Revenue                   $              -   $         -   $           -   $               -
Other Income (Loss)        $         21,452   $  (239,413)  $     (34,709)  $        (219,782)
 Expenses                  $        901,098   $   648,811   $     622,322   $       2,623,377
 Net Loss for the Period   $       (879,646)  $  (888,224)  $    (657,031)  $      (2,843,159)

                                  RISK FACTORS

     You should carefully consider the risks described below before purchasing our shares of our common stock. Our most significant risks and uncertainties are described below; if any of the following risks actually occur, our business, financial condition, or results or operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford to lose your entire investment.


              RISKS RELATED TO OUR BUSINESS, PROPERTY AND INDUSTRY

WE ARE AN EXPLORATION STAGE COMPANY WITH NO HISTORY OF OPERATIONS, WHICH HAS INCURRED SUBSTANTIAL LOSSES AND, THEREFORE, THERE IS A STRONG LIKELIHOOD THAT WE MAY FAIL.

     Due to the fact that we have not commenced any business operations, we have no operating history upon which to evaluate the likelihood that our business will be successful. We have never earned any revenues. In addition, we have incurred net losses of approximately $2,843,159 for the period from our inception (January 13, 1989) through September 30, 2006 and, based upon current plan of operation, we expect that we will incur losses for the foreseeable future.

     Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such companies. We are subject to all of the risks inherent to a new business enterprise, such as established bank relationships, limited capital resources, lack of manpower, and possible cost overruns. Potential investors must also weigh the likelihood of success in light of any problems, complications, and delays that may be encountered with the exploration of our properties.

BECAUSE WE DO NOT HAVE ANY REVENUES, WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the years ended December 31, 2005 and 2004 relative to our ability to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     We have never generated revenues and we have never been profitable. Prior to completing exploration on our mineral properties, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate financing to continue the exploration of our properties, we will fail and you will lose your entire investment in this offering.

NONE OF THE PROPERTIES IN WHICH WE HAVE AN INTEREST OR THE RIGHT TO EARN AN INTEREST HAVE ANY KNOWN RESERVES.

     We currently have an interest or the right to earn an interest in two properties, none of which have any known reserves. To date, we have engaged in only limited preliminary exploration activities on the properties. Accordingly, we do not have sufficient information upon which to assess the ultimate success of our exploration efforts. If we do not establish reserves we may be required to curtail or suspend our operations, in which case the market value of our common stock may decline and you may lose all or a portion of your investment.

WE ARE SUBJECT TO ALL THE RISKS INHERENT TO MINERAL EXPLORATION, WHICH MAY HAVE AN ADVERSE AFFECT ON OUR BUSINESS OPERATIONS.

     We are subject to the numerous risks and hazards inherent to the mining industry including, without limitation, the following:

     - mineral exploration is subject to substantial operating hazards some of which are not insurable or may not be insured due to economic considerations;

     -    interruptions caused by adverse weather conditions;

     - unforeseen limited sources of supplies may resulted in shortages of materials, equipment and availability of experienced manpower.

     The prices and availability of such equipment, facilities, supplies and manpower may change and have an adverse effect on our operations, causing us to suspend operations or cease our activities completely.

BECAUSE WE HAVE NOT COMMENCED PRELIMINARY EXPLORATION OF OUR PROPERTIES, WE FACE A HIGH RISK OF BUSINESS FAILURE AND THIS COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT.

     We have not begun the initial stages of exploration of our properties, and thus have no way to evaluate whether we will be able to operate our business successfully. To date, we have been involved primarily in organizational activities, acquiring interests in properties and in conducting preliminary exploration of properties. We have not earned any revenues and have not achieved profitability as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. If we are unsuccessful in addressing these risks, our business will likely fail and you will lose your entire investment in this offering.

IT IS POSSIBLE THAT OUR TITLE FOR THE PROPERTIES IN WHICH WE HAVE AN INTEREST WILL BE CHALLENGED BY THIRD PARTIES.

     We have not obtained title insurance for our properties. It is possible that the title to the properties in which we have our interest will be challenged or impugned. If such claims are successful, we may loose our interest in such properties.

OUR FAILURE TO COMPETE WITH OUR COMPETITORS IN THE MINERAL EXPLORATION INDUSTRY FOR FINANCING, ATTRACTING MINING CLAIMS, AND FOR QUALIFIED MANAGERIAL AND TECHNICAL EMPLOYEES WILL CAUSE OUR BUSINESS OPERATIONS TO SLOW DOWN OR BE SUSPENDED.

     Our competition includes large established mineral exploration companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional attractive mining claims or financing on terms we consider acceptable. We may also compete with other mineral exploration companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration programs may be slowed down or suspended.

COMPLIANCE WITH ENVIRONMENTAL REGULATIONS APPLICABLE TO OUR OPERATIONS MAY ADVERSELY AFFECT OUR CAPITAL LIQUIDITY.

     All phases of our operations in the Russian Federation, where the properties are located, will be subject to environmental regulations. Environmental legislation in the Russian Federation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. It is possible that future changes in environmental regulation will adversely affect our operations as compliance will be more burdensome and costly.

     Because we have not allocated any money for reclamation of any of our mining claims, we may be subject to fines if the mining claims are not restored to their original condition upon termination of our activities.

AS WE ARE AN EXPLORATION STAGE COMPANY WITH LIMITED ASSETS, ACCORDINGLY WE MAY NOT HAVE THE FUNDS REQUIRED TO FULLY IMPLEMENT OUR BUSINESS PLAN AND WE MAY HAVE TO LIMIT OUR EXPLORATION ACTIVITY WHICH MAY RESULT IN A LOSS OF YOUR INVESTMENT.

     Substantial expenditures are required to conduct exploration activities and to establish ore reserves through drilling. Even if our results of exploration are encouraging, we will require additional funds to complete our exploration activities. It is possible that we will be unable to obtain additional financing. Failure to obtain such financing would preclude us from continuing our exploration activities.

     Moreover, we may, in the future, be unable to meet our share of costs incurred under agreements to which we are a party and we may have our interests in the properties subject to such agreements reduced as a result. Furthermore, if other parties to such agreements do not meet their share of such costs, we may be unable to finance the costs required to complete the recommended programs.

     Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without an ore body, we cannot generate revenues and you will lose your investment.

OUR EXECUTIVE OFFICERS DEVOTE AND WILL CONTINUE TO DEVOTE ONLY A LIMITED AMOUNT OF TIME TO OUR BUSINESS ACTIVITIES.

     Mr. Pearl, our president, chief executive officer and chief financial officer is engaged in other business activities and devotes only a limited amount of his time (approximately 50%) to our business. As we expand our activities, a need for full time management may arise. In such an event, should Mr. Pearl be unwilling to dedicate more of his time to our business or fail to hire additional personnel, our business and results of operations would suffer a material adverse effect.

OUR DIRECTORS MAY FACE CONFLICTS OF INTEREST IN CONNECTION WITH OUR PARTICIPATION IN CERTAIN VENTURES BECAUSE THEY ARE DIRECTORS OF OTHER MINERAL RESOURCE COMPANIES.

     Messrs. Pearl, Biagioni, Mueller, Rigg and Segura, who serve as our directors, may also be directors of other companies (including resource exploration companies) and, if those other companies participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. It is possible that due to our directors' conflicting interests, we may be precluded from participating in certain projects that we might otherwise have participated in, or we may obtain less favorable terms on certain projects than we might have obtained if our directors were not also directors of other participating mineral resources companies. In an effort to balance their conflicting interests, our directors may approve terms equally favorable to all of their companies as opposed to negotiating terms more favorable to us but adverse to their other companies. Additionally, it is possible that we may not be afforded certain opportunities to participate in particular projects because those projects are assigned to our directors' other companies for which the directors may deem the projects to have a greater benefit.

OUR FUTURE PERFORMANCE IS DEPENDENT ON OUR ABILITY TO RETAIN KEY PERSONNEL, LOSS OF WHICH WOULD ADVERSELY AFFECT OUR SUCCESS AND GROWTH.

     Our performance is substantially dependent on performance of our senior management. In particular, our success depends on the continued efforts of Mr. Pearl. The loss of his services could have a material adverse effect on our business, results of operations and financial condition as our potential future revenues would most likely dramatically decline and our costs of operations would rise. We do not have employment agreements in place with any of our officers or our key employees, nor do we have key person insurance covering our employees.

THE VALUE AND TRANSFERABILITY OF OUR SHARES MAY BE ADVERSELY IMPACTED BY THE LIMITED TRADING MARKET FOR OUR SHARES.

     There is currently only a limited trading market for our common stock on the NASD's Pink Sheets. This may make it more difficult for you to sell your stock if you so desire.

OUR COMMON STOCK IS A PENNY STOCK AND BECAUSE "PENNY STOCK" RULES WILL APPLY, YOU MAY FIND IT DIFFICULT TO SELL THE SHARES OF OUR COMMON STOCK YOU ACQUIRED IN THIS OFFERING.

     Our common stock is a "penny stock" as that term is defined under Rule 3a51-1 of the Securities Exchange Act of 1934. Generally, a "penny stock" is a common stock that is not listed on a national securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the Securities and Exchange Commission. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers of our stock to sell their shares in the secondary market. It may also cause fewer broker dealers to make a market in our stock.

     Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there is less trading activity in penny stock and you are likely to have difficulty selling your shares.

     In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING STOCKHOLDERS MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE ANY CURRENT TRADING PRICE OF OUR COMMON STOCK.

     Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When this registration statement is declared effective, the Selling Stockholders may be reselling up to approximately 20.25% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the Selling Stockholders may lose some or all of their investment.

     Any significant downward pressure on the price of our common stock as the Selling Stockholders sell the shares of our common stock could encourage short sales by the Selling Stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

FUTURE SALES OF SHARES BY US MAY REDUCE THE VALUE OF OUR STOCK.

     If required, we will seek to raise additional capital through the sale of our common stock. Future sales of shares by us could cause the market price of our common stock to decline and may result in further dilution of the value of the shares owned by our stockholders.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

     These forward-looking statements include statements about:

     -    our market opportunity;
     -    our strategies; - competition;
     -    expected activities and expenditures as we pursue our business plan;
          and
     -    the adequacy of our available cash resources.

     These statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectations, those of our directors or officers with respect to, among other things: (i) trends affecting our financial condition or results of operations, (ii) our business and growth strategies, and (iii) our financing plans. Although we believe that the expectations reflected in the forward-looking statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

     The accompanying information contained in this prospectus, including the information discussed under the headings "Risk Factors," "Plan of Operations" and "Description of Business and Property" identify important factors that could adversely affect actual results and performance. All forward-looking statements attributeable to us are expressly qualified in their entirety by the cautionary statement appearing above.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. Although we will pay the costs and expenses incurred in connection with the preparation and filing of this prospectus, we will receive no proceeds from the sale of shares of common stock in this offering.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock has been quoted on the Pink Sheets since November 18, 1999. The following table sets forth the high and low bid prices for our Common Stock for the calendar quarters indicated as reported by the Pink Sheets for the last two years. These prices represent quotations between dealers without adjustment for retail markup, markdown or commission and may not represent actual transactions.

-----------------------------------------------------------------------------
             First Quarter   Second Quarter   Third Quarter   Fourth Quarter
2006 - High  $        1.270  $         1.600  $        1.250  $         1.000
-----------------------------------------------------------------------------
2006 - Low   $        0.575  $         0.850  $        0.870  $         0.750
-----------------------------------------------------------------------------
2005 - High  $        1.525  $         1.575  $        1.550  $         1.426
-----------------------------------------------------------------------------
2005 - Low   $        1.350  $         1.450  $        1.000  $         1.075
-----------------------------------------------------------------------------
2004 - High  $        1.125  $         1.125  $        1.145  $         1.500
-----------------------------------------------------------------------------
2004 - Low   $        0.505  $         0.750  $        0.655  $         0.725
-----------------------------------------------------------------------------

Our stock is also quoted in the Frankfurt Exchange under the symbols "C9K.FSE," and "C9K.ETR".

(1) The high and low bid prices for our Common Stock for the Third Quarter of 2006 were for the period October 1, 2006 to November 24, 2006

On November 24, 2006 the closing price of our common stock as reported on the Pink Sheets was $0.97. As of November 24, 2006, we had 19 stockholders of record.

     As of the date hereof, we have no common shares reserved for issuance under our Stock option plan.

DIVIDEND  POLICY

     We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as the board of directors deems relevant. Our board of directors has the right to authorize the issuance of preferred stock, without further stockholder approval, the holders of which may have preferences over the holders of the common stock as to payment of dividends.

                                LEGAL PROCEEDINGS

     We are not a party to any material legal proceedings and there are no material legal proceedings pending with respect to our property. We are not aware of any legal proceedings contemplated by any governmental authorities involving either us or our property. None of our directors, officers or affiliates is an adverse party in any legal proceedings involving us, or has an interest in any proceeding which is adverse to us.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

GENERAL

     We are a mineral exploration company. We maintain a technical and property acquisition office in Coolum Beach, Australia. We also maintain an office in Tomsk, Russian Federation; we are engaged in the exploration of base, precious metals and industrial minerals worldwide.

     We were incorporated under the laws of the State of Florida on January 13, 1989 as Cigma Ventures Corp. On April 17, 1999 we changed our name to Cigma Metals Corporation and are an exploration stage enterprise.

     This Prospectus contains numerous forward-looking statements relating to our business. Operating, exploration and financial data, and other statements in this document are based on information the company believes reasonable, but involve significant uncertainties as to future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, changes that could result from our future acquisition of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, and risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries. Actual results and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements.

     Our continued operations and the recoverability of mineral property costs is dependent upon the existence of economically recoverable mineral reserves, confirmation of our interest in the underlying properties, our ability to obtain necessary financing to complete the development and upon future profitable production. Since 1999 we have acquired and disposed of a number of properties. We have not been successful in any of our exploration efforts to establish reserves on any of the properties that we owned or in which we had an interest.

     On August 30, 2004, the Company signed a Joint Activity Agreement with OOO Science Industrial Corporation Geosphera ("Geosphera"), a company registered in Russia, to form a partnership to explore the Haldeevskaya license located in the Tomsk district of the Tomsk region of the Russian Federation, 25 km east of the city of Tomsk. Geosphera will earn a 51% interest in the partnership by contributing the license for the Haldeevskaya area and the geological data. The license and the geological data have been valued at US$52,000. The terms of the agreement provided that the Company was to earn a 49% interest in the partnership by paying US$50,000. However, the Company increased our interest in the partnership to 80% (Geosphera - 20%) by funding US$350,000 of exploration expenditures on the licensed property in 2004. Geosphera is the manager of the project.

     Pursuant to the terms of the Joint Activity Agreement, and for the purpose of conducting further financing and exploration work, a company, Limited Liability Company HaldeyGold. ("HaldeyGold"), was registered with the Ministry of the Russian Federation for Taxes and Levies on January 19, 2005. The Haldeevskaya mineral exploration license along with all relevant geological data was transferred by the partnership to HaldeyGold on March 16, 2005. The Company has an 80% (Geosphera 20%) interest in HaldeyGold.

     On April 22, 2005, December 31, 2005 and July 7, 2006 the Company and Geosphera agreed to amendments to the Haldeevskaya Joint Activity Agreement dated August 30, 2004 resulting in a revision of the 2005 exploration expenditure commitment from $300,000 to $250,000 and an agreement on behalf of the Company to fund $460,000 (decreased from $2,450,000) toward the 2006 HaldeyGold exploration budget. In the event that the Company funds less than $460,000 (decreased from $1,500,000) of the 2006 exploration budget, the Company's interest in HaldeyGold will be reduced to 50%. Geosphera's ownership interest in HaldeyGold cannot be reduced below 20%

     On June 17, 2005, as amended December 31, 2005 and July 7, 2006, the Company signed a Joint Activity Agreement to form a partnership to explore the Tugojakovsk Project, located in the Tomsk Oblast Region of the Russian Federation. Under the terms of the agreement: (1) the Company acquired an 80% share of the project in exchange for contributing $126,440 in 2005; and (2) the Company is committed to finance the project in 2006 by providing $600,400 in accordance with an approved budget. If the financing provided in 2007 is between (1) $800,000 and $1,499,000, the Company's ownership interest will be reduced to 70%; (2) $350,000 and $799,000, reduced to 60%; (3) $200,000 to
$350,000, reduced to 49% (4) less than $200,000, then the Company shall assign to Geosphera 100% equity interest in the joint venture and withdraw from the joint venture. Geosphera's ownership interest cannot be reduced below 20%.

     Pursuant to the terms of the Joint Activity Agreement, a company will be incorporated and registered by Geosphera in the Russian Federation with the Ministry of the Russian Federation for Taxes and Levies in order to conduct further financing and exploration work on the Tugojakovsk license area once the Company's contribution to the joint venture reaches $700,000. Once the joint venture company is registered with the Ministry of the Russian Federation for Taxes and Levies, the Partnership will transfer the Tugojakovsk mineral exploration license along with all relevant geological data to the new joint venture company. The licence, geological data, professional knowledge, skills and business contacts contributed to the joint venture by Geosphera was valued at $100,000. The Company will have an 80% (Geosphera 20%) interest in the new company. As of August 16, 2006 the new company has not yet been registered.

     On April 7, 2006, the Company's Board of Directors approved a 2:1 forward stock split effective May 15, 2006 which was subject to regulatory approval which was received on May 19, 2006. The par value and the number of authorized but unissued shares of the Company's common stock was not changed as a result of the forward stock split.

     UNLESS OTHERWISE NOTED, ALL REFERENCES TO COMMON STOCK, COMMON SHARES OUTSTANDING, WEIGHTED AVERAGE NUMBERS OF COMMON SHARES OUTSTANDING AND PER SHARE AMOUNTS IN THIS PROSPECTUS AND THE ACCOMPANYING FINANCIAL STATEMENTS AND NOTES TO FINANCIAL STATEMENTS PRIOR TO THE EFFECTIVE DATE OF THE FORWARD STOCK SPLIT HAVE BEEN RESTATED TO REFLECT THE 2:1 FORWARD STOCK SPLIT ON A RETROACTIVE BASIS.

     In March 2006 the Company issued 800,000 common shares for cash of $300,000 which was received in the year ended December 31, 2005.

     On May 12, 2006 the Company completed a private placement to non-affiliated offshore investors of 6,540,000 Units priced at $0.50 per unit for a total consideration of $3,270,000 pursuant to the exemption from registration requirements of the Securities Act of 1933 as amended afforded by Regulation S as promulgated by the Act. Each Unit is comprised of one share of the Company's pre-forward split common stock US $0.0001 par value per share and one stock purchase warrant, each warrant entitling the holder to purchase one additional common share of the Company at a price of US $0.675 per share for a period of one year from the closing date of the placement and at a price of US $0.75 per share for a period of one year commencing on the first anniversary of the Closing Date.

None of the warrants have been exercised as of the date of this prospectus.


     On May 26, 2006 the Company completed a private placement to non-affiliated offshore investors of 1,460,000 Units priced at $0.50 per Unit for a total consideration of $730,000 pursuant to the exemption from registration requirements of the Securities Act of 1933 as amended afforded by Regulation S as promulgated by the Act. Each Unit is comprised of one share of the Company's common stock US $0.0001 par value per share and one (1) stock purchase warrant, each warrant entitling the holder to purchase one additional common share of the Company at a price of US $0.675 per share for a period of one year from the closing date of the placement and at a price of US $0.75 per share for a period of one year commencing on the first anniversary of the Closing Date. None of the warrants have been exercised as of the date of this prospectus.

RESULTS OF OPERATIONS

(1) NINE MONTHS ENDED SEPTEMBER 30, 2006 VERSUS NINE MONTHS ENDED SEPTEMBER 30, 2005

     The Company had no operating revenues for the nine months ended September 30, 2006 (2005 - $0).

     For the nine months ended September 30, 2006 the Company recorded a net loss of $879,646 (2005 - $424,412) or $0.02 per share (2005 - $0.01).

     EXPENSES - For the nine months ended September 30, 2006 the Company recorded expenses of $370,575 (2005 - $187,024). The 2006 amount includes, professional fees - accounting $20,049 (2005 - $5,299) and legal $94,106 (2005 - $18,010).

     EXPLORATION EXPENDITURES - For the nine months ended September 30, 2006, we recorded total exploration costs of $578,840 compared to $239,854 in 2005. Exploration expenses on the Haldeevskaya mineral exploration licence area located in the Tomsk Oblast region of the Russian Federation totalled $290,840 (2005 - $189,854) of which $241,583were spent by the HaldeyGold (2005 - $150,000). Exploration expenses on the Tugojakovsk mineral exploration licence area located in the Tomsk Oblast region of the Russian Federation totalled $288,000 during the nine months ended September 30, 2006 (2005 - $50,000).

     The Company's investment in the HaldeyGold partnership interest is as follows:

--------------------------------------------------------------------------------------------------------------
                                                 January 13,                                              Year
                                            1989 (inception)                                             ended
                                            to September 30,    September 30,    September 30,    December 31,
                                                        2006             2006             2005            2005
--------------------------------------------------------------------------------------------------------------
Capital invested                          $         938,612   $      241,583   $      150,000   $     297,029
--------------------------------------------------------------------------------------------------------------
Exploration costs incurred                         (757,661)        (193,266)        (120,000)       (202,795)
--------------------------------------------------------------------------------------------------------------
                                                    180,951           48,317           30,000          94,234
--------------------------------------------------------------------------------------------------------------
Write-down of investment in partnership
interest                                           (180,951)         (48,317)         (30,000)        (94,234)
--------------------------------------------------------------------------------------------------------------
Partnership interest at end of period     $               -   $            -   $            -   $           -
------------------------------------------====================================================================


Exploration costs on the Tugojakovsk mineral exploration licence area located in the Tomsk Oblast region of the Russian Federation totalled $288,000 during the nine months ended September 30, 2006 (2005 - $50,000)..


(2)  YEAR ENDED DECEMBER 31, 2005 VERSUS YEAR ENDED DECEMBER 31, 2004

     For the year ended December 31, 2005 we recorded a loss of $(888,224) or $0.03 per share, compared to a loss of $657,031 ($0.02 per share) in 2004.

EXPENSES - For the year ended December 31, 2005 we recorded total general and administrative expenses of $303,419 (2004 - $214,016). The 2005 amount includes administrative and general expenses of $32,985 (2004 - $49,964), professional fees $51,211 (2004 - $50,116), property search and negotiation $69,608 (2004 -
$32,146), and salaries and consulting fees of $145,396 (2004 - $79,533).

EXPLORATION EXPENDITURES - For the year ended December 31, 2005 we recorded total exploration costs of $345,392 compared to $408,306 in fiscal 2004. Direct exploration expenses on the Haldeevskaya mineral exploration licence area located in the Tomsk Oblast region of the Russian Federation totaled $18,226 during the twelve months ended December 31, 2005 (2004 - $46,706). Additionally we recorded $202,795 in partnership exploration costs (2004 - $361,600) and $94,234 (2004 - $38,400) in write-down of investment in partnership interest. Exploration expenses on the Tugojakovsk mineral exploration licence area located in the Tomsk Oblast region of the Russian Federation totaled $124,371 during the twelve months ended December 31, 2005 (2004 - $0).

The  Company's  investment in the HaldeyGold partnership interest is as follows:

----------------------------------------------------------------------------------------------------
                                                                                Year            Year
                                                    January 13, 1989           ended           ended
                                                      (inception) to    December 31,    December 31,
                                                        December 31,            2005            2004
                                                                2005
----------------------------------------------------------------------------------------------------
Capital invested                                  $         697,029   $     297,029   $     400,000
----------------------------------------------------------------------------------------------------
Exploration costs incurred                                 (564,395)       (202,795)       (361,600)
----------------------------------------------------------------------------------------------------
                                                            132,634          94,234          38,400
----------------------------------------------------------------------------------------------------
Write-down of investment in partnership interest           (132,634)        (94,234)        (38,400)
----------------------------------------------------------------------------------------------------
Partnership interest at end of period             $               -   $           -   $           -
--------------------------------------------------==================================================

Exploration costs on the Tugojakovsk mineral exploration licence area located in the Tomsk Oblast region of the Russian Federation totalled $124,371 during the year ended December 31, 2005 (2004 - $nil).

CAPITAL RESOURCES AND LIQUIDITY

SEPTEMBER 30, 2006 VERSUS SEPTEMBER 30, 2005

     At September 30, 2006 the Company had cash of $3,335,756 (2005 - $77,045)
and working capital of $3,491,250 (2005 - $38,231) respectively. Total liabilities as of September 30, 2006 were $9,112 (2005 - $205,123), a decrease of $196,011. During the nine months ended September 30, 2006 the Company issued 8,800,000 (2005 - 2,000,000) common shares for cash of $4,300,000 of which
300,000 was received in December 2005. During the nine months ended September 30, 2006 investing activities consisted of investment in partnerships $529,583 (2005 - $150,000). For the nine months ended September 30, 2006 the Company recorded a net loss of $879,646 (2005 - $424,412) or $0.02 per share (2005 -
$0.01 per share).

     At September 30, 2006 we have sufficient working capital to (i) pay our administrative and general operating expenses through December 31, 2007 and (ii) to conduct our preliminary exploration programs. Without cash flow from operations, we may need to obtain additional funds (presumably through equity offerings and/or debt borrowing) in order, if warranted, to implement additional exploration programs on our properties. Failure to obtain such additional financing may result in a reduction of our interest in certain properties or an actual foreclosure of our interest. We have no agreements or understandings with any person as to such additional financing.

     Our exploration properties have not commenced commercial production and we have no history of earnings or cash flow from our operations. While we may attempt to generate additional working capital through the operation, development, sale or possible joint venture development of our property, there is no assurance that any such activity will generate funds that will be available for operations.

PLANS FOR THE YEARS 2006 AND 2007

     During the next 12 months we intend to raise additional funds through equity offerings and/or debt borrowing to meet our administrative/general operating expenses and to conduct work on exploration properties. There is, of course, no assurance that we will be able to do so.

     We will concentrate our 2006/2007 exploration activities on (1) the Haldeevskaya mineral exploration licence area located in the Tomsk Oblast region of the Russian Federation and the Tugojakovsk mineral exploration licence (2) examining data relating to the potential acquisition or joint venturing of additional mineral properties in either the exploration or development stage in the Russian Federation. Additional employees will be hired on a consulting basis as required by the exploration projects.

     The 2006/2007-exploration work program on the Haldeevskaya mineral exploration licence area will involve continued evaluation of the current drilling activities. We will also evaluate data accumulated by previous workers in the area of a large antimony resource.

     The antimony resource was delineated during a different exploration and cultural environment in the Soviet era and was never tested for gold. As these mineralised zones are considered to be quite extensive, exploration will include the antimony resource area as well as further test work on the Verkhnekamensk and surrounding anomalies. The black shales of the Haldeevskaya show a good correlation with elevated levels of antimony and elevated levels of gold.

     We will conduct further surface exploration over antimony resource area so as to plan drilling to best target the previously reported mineralised zones. Drilling is expected to commence during the latter part of 2006 and continue through to the beginning of the fourth quarter of 2006. During the early stages of 2007 the resulting drill data will be evaluated and a geological model elucidated in preparations for future resource calculations.

     We also intend to conduct further lithochemical studies, geological mapping, soil sampling to delineate geochemical anomalies, stream sediment sampling, ground geophysics surveys. Any anomalies will then be classified and prioritized for further future exploration.

     During 2006/2007 the exploration work program on the Tugojakovsk mineral exploration licence area will involve continued evaluation of the current drilling activities. Limited previous exploration, including drilling, was and is concurrently being compared to lithologies gained from the current diamond drilling on the Baturino Anomaly. Comparisons of grades versus geochem and geophysical anomalies will be completed during the latter half of 2006, and further drilling, if warranted, will be planned to assist in the delineation of mineral resources considered to be primarily gold.

     We also intend to follow up the high grade sampling results associated with the Larinsk anomaly, situated towards the centre of the property area. Previous sampling showed grades of up to 40 g/t Gold were associated with the black shales and the intrusion of a Doleritic dyke.

     Initial investigations of the Larinsk anomaly will begin during the third quarter of 2006, with a view to drilling any targets early in 2007.

     The data compiled from the work on the Haldeevskaya mineral exploration licence and the Tugojakovsk mineral exploration licence areas will be used to determine whether: (i) further exploration is warranted; or (ii) whether certain claim blocks should be surrendered.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

     The preparation of our consolidated financial statements requires us to use estimates and assumptions that affect the reported amounts of assets and liabilities as well as revenues and expenses. Our accounting policies are described in note 2 to our December 31, 2005 financial statements. Our accounting policies relating to capitalization of mineral property acquisition, exploration and development costs and the investment in partnership interest are critical accounting policies that are subject to estimates and assumptions regarding future activities.

     See the following notes to the December 31, 2005 audited Consolidated Financial Statements:

Note 2 - Mineral Properties and Exploration Expenses

Note 2 - Investment in Partnership Interest

RELATED  PARTY  TRANSACTIONS

     For a description of our related party transactions, see the "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" section of this prospectus and the related notes to our financial statements appearing at the end of this prospectus.

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

     We do not have any off-balance sheet arrangements or contractual obligations that are likely to have or are reasonably likely to have a material current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that have not been disclosed in our financial statements.

QUALITATIVE  AND  QUANTITATIVE  DISCLOSURES  ABOUT  MARKET  RISK

     Our exposure to market risk is confined to our cash equivalents and short-term investments. We invest in high-quality financial instruments; primarily money market funds, federal agency notes, and

US Treasury obligations, with the effective duration of the portfolio within one year which we believe are subject to limited credit risk. We currently do not hedge interest rate exposure. Due to the short-term nature of our investments, we do not believe that we have any material exposure to interest rate risk arising from our investments.

DESCRIPTION OF OUR BUSINESS AND PROPERTY

     We conduct exploration activities from our technical office in Coolum Beach, Queensland, Australia. These offices are provided to us on a rent free, month to month basis by Lars Pearl, one of our directors. We believe that these offices are adequate for our purposes.

     Our strategy is to concentrate our investigations into: (i) existing operations where an infrastructure already exists; (ii) properties presently being developed and/or in advanced stages of exploration which have potential for additional discoveries; and (iii) grass-roots exploration opportunities.

     We are currently concentrating our property exploration activities in the Russian Federation. We are also examining data relating to the potential acquisition of other exploration properties in the Russian Federation.

     Our properties are in the exploration stage only and are without a known body of mineral reserves. Development of the properties will follow only if satisfactory exploration results are obtained. Mineral exploration and development involves a high degree of risk and few properties that are explored are ultimately developed into producing mines. There is no assurance that our mineral exploration and development activities will result in any discoveries of commercially viable bodies of mineralization. The long-term profitability of our operations will be, in part, directly related to the cost and success of our exploration programs, which may be affected by a number of factors. PLEASE REFER TO "RISK FACTORS."

     We currently have an interest in two projects located in the Tomsk Oblast Region of the Russian Federation. We have conducted only preliminary exploration activities to date and may discontinue such activities and dispose of the properties if further exploration work is not warranted.

HALDEEVSKAYA LICENCE

     The Haldeevskaya exploration license covers an area of 576 km2 and is located approximately 16 kilometres NE from Tomsk via paved highway. Excellent infrastructure is currently in place, including, maintained tarmac access roads, high tension power lines at 500 kilowatts per line, gravel vehicular access roads over the project area with close-spaced, 100 metre, cut lines over the target areas. The area is also close to the railheads in Tomsk, with links to the Trans Siberian Railway, and all infrastructures associated with a regional centre.

     Geology of Haldeevskaya area is represented by the mid Devonian volcanogenic-sedimentary sediments of the Mitrofan suite, terrigenous ("black shale") sediments of the Jurginsk, Pachinsk, Salamat suites of upper Devonian, and the Yarsk, Lagernosadsk stratus of the lower Carboniferous age. The rock formations are deformed into the linear folds with the north-north-eastern strike and they are cut by the series of longitudinal, lateral and diagonal fractures of different type and order. The area is located at the front zone of the Tomsk thrust above the granitoid intrusions that are inferred by geophysics. Dolerite and Monzonite dikes intrude Paleozoic rocks forming the series of dike zones with a north-western trend with an echelon-like arrangement of some dikes and their groups. Mineralisation is focussed into areas associated with the thrusting.

TUGOJAKOVSK LICENCE

     The Tugojakovsk exploration license covers an area of 164 km2 and is located 25 kilometres SE from the regional centre of Tomsk via paved highway. An excellent infrastructure is in place including excellent sealed roads, close access to railheads and the infrastructure associated with the regional centre of Tomsk.

     The geology of Tugojakovsk area is represented by the sedimentary rock formations of Carboniferous age composed of carbonaceous shales, siltstones and sandstones united under the common term "black shale". The rocks are deformed into linear folds and cut by the series of longitudinal, lateral and diagonal faults. The dolerite and monzonite dikes intrude Palaeozoic rocks forming a series of dike zones controlling quartz stock works with gold mineralization.


                                   MANAGEMENT

     The following table lists the names and positions of our executive officers and directors as of August 16, 2006. All executive officers and directors have been elected and appointed to serve until their successors are elected and qualified. Additional information regarding the business experience, length of time served in each capacity and other matters relevant to each individual are set forth below the table.

Name and Address                   Age and Position
----------------                   ----------------
---------------------------------------------------------------------------------------
Lars Pearl                         Age 44, President and Director since March 15, 2004.
1 Edith Place, Coolum Beach,
Queensland, Australia 4573
---------------------------------------------------------------------------------------
Robert Biagioni                    Age 50, Director since May 29, 2006
336 West 19th Street,
North Vancouver, B.C.,
Canada, V7M 1X8
---------------------------------------------------------------------------------------
Waldemar K. Mueller                Age 56, Director since March 15, 2004.
40 Ruffian Loop, Willetton,
Western Australia, Australia 6155
---------------------------------------------------------------------------------------
Robert Ian Rigg                    Age 52, Director since May 29, 2006
21 - 4957 Marine Drive,
West Vancouver, B.C.,
Canada, V7W 2P5
---------------------------------------------------------------------------------------
 Agustin Gomez de Segura           Age 52, Director since April 17, 1998.
2 Tvezskaya - Yamskaya 54,
Moscow, Russia
---------------------------------------------------------------------------------------

     The following is a description of the employment history for each of our directors and officers for the last five years:

LARS PEARL               Contact Resources Limited, Western Australia, technical consultant
                         (2005 to 2006); self employed as a geological consultant (1994 to present)

ROBERT BIAGIONI          Canadian Chartered Accountant (British Columbia); President and
                         Chief Executive Officer of the Corus Financial Group, 1986 to present, provides financial and operational consulting services in the United
                         States of America and Canada primarily in the real estate, technology and manufacturing sectors. President, Chief Executive Officer and
                         Director of Katie Gold Corp. from January 2005 to April 2006.

WALDEMAR MUELLER         Geologist, Chairman and Managing Director of Kiintas Mining
                         Management PTY Ltd. (1998 to present). Vice President Exploation Lalo
                         Ventures, Canada (January to November 2004). Director of Central Asia
                         Resources, Western Australia, from March 2006 to present.

ROBERT IAN RIGG          Canadian Chartered Accountant (British Columbia); Vice President of
                         Mass Financial Corporation (a 2006 spin-off of the financial assets of
                         KDH Humboldt Wedag Ltd., formerly MFC Bankcorp Ltd.) from
                         2002 to present, responsible for the management of a cobalt refinery in Uganda, zinc alloy facilities in England and Slovakia and two aluminum rolling mills in Germany. Between 1999 and 2003 he was a
                         Director, Vice-President and Chief Financial Officer of Mercer
                         International Inc.

AGUSTIN GOMEZ DE SEGURA  Director of the Delta Capital, an investment company in Liechtenstein from April 1999 to present, Director and President Eurasia Gold
                         Fields, Inc. November 1997 to present. Director and President of Soil
                         Biogenics Limited July 2003 to present.

     During the past five years none of our directors, executive officers, promoters or control persons has been:

(a) the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b) convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c) subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(d) found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based on information provided to the Company, it is believed that all of the Company's directors, executive officers and persons who own more than 10% of the Company's common stock were in compliance with Section 16(a) of the Exchange Act of 1934 during the year ended December 31, 2005 and subsequent period to August 16, 2006.

DIRECTORS

     Our Board of directors consists of five members. Directors serve for a term of one year and stand for election at our annual meeting of stockholders. Pursuant to our Bylaws, any vacancy occurring in the Board of directors, including a vacancy created by an increase in the number of directors, may be filled by the stockholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders. If there are no remaining directors, the vacancy shall be filled by the stockholders.

     At a meeting of stockholders, any director or the entire Board of directors may be removed, with or without cause, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

COMMITTEES

     Robert Ian Rigg, Robert Biagioni and Agustin Gomez de Segura are the independent committee financial experts serving on our Executive Committee, Audit Committee, Compensation and Benefits Committee and the Nominating and Corporate Governance Committees.

COMPENSATION  OF  DIRECTORS

     For the nine months ended September 30, 2006 we incurred $118,750 (2005 - $90,000; Fiscal 2004 - $54,000 in consulting fees to directors. We do not pay a fee to our outside, non-officer directors.

STANDARD ARRANGEMENTS

We currently do not pay a fee to our outside, non-officer directors. We reimburse our directors for reasonable expenses incurred by them in attending meetings of the Board of Directors. During the nine months ended September 30, 2006 and fiscal 2005 and 2004 non-officer directors did not receive any consulting fees.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of the named executive officers for each of the registrant's last three completed fiscal year:

-------------------------------------------------------------------------------------------------------
                                  Annual Compensation      Long-Term Compensation
-------------------------------------------------------------------------------------------------------
                                                           Awards                    Payments
-------------------------------------------------------------------------------------------------------
                                                                        Securities
                                                  Other                   Under-                 All
                                                  Annual   Restricted      Lying                other
                                                 Compen-      Stock      Options/      LTIP    Compen-
     Name And                 Salary   Bonuses    Sation    Award(s)       SARs      Payouts    sation
Principal Position     Year     ($)      ($)       ($)         ($)          (#)        ($)       ($)
       (a)              (b)     (c)      (d)       (e)         (f)          (g)        (h)       (i)
-------------------------------------------------------------------------------------------------------
Lars Pearl              2006      -0-       -0-    55,750  None         None         None           -0-
  President and        --------------------------------------------------------------------------------
  Director              2005      -0-       -0-    72,000  None         None         None           -0-
                       --------------------------------------------------------------------------------
                        2004      -0-       -0-    42,000  None         None         None           -0-
                       --------------------------------------------------------------------------------
                        2003      -0-       -0-       -0-  None         None         None           -0-
-------------------------------------------------------------------------------------------------------
Waldemar K. Mueller     2006      -0-       -0-    63,000
  Vice-President and   --------------------------------------------------------------------------------
  Director              2005      -0-       -0-    48,000  None         None         None           -0-
                       --------------------------------------------------------------------------------
                        2004      -0-       -0-    12,000  None         None         None           -0-
                       --------------------------------------------------------------------------------
                        2003      -0-       -0-       -0-  None         None         None           -0-
-------------------------------------------------------------------------------------------------------

None of our officers or directors was party to an employment agreement with us. The consulting fees paid to the directors were recorded at the exchange amount, being the value established and agreed to by the related parties. During the fiscal year ending December 31, 2005 and the subsequent period to November 24, 2006, the entire board of directors acted as our Executive Committee, Audit Committee, Compensation and Benefits Committee and our Nominating and Corporate Governance Committees.


OPTIONS/SAR  GRANTS  TABLE

     Effective March 1, 2006, subject to shareholder approval (received on June 21, 2006), the Board of Directors approved a Stock Option Plan ("SOP") in order to provide additional incentive for our directors, officers, employees and service providers. The maximum amount of shares that can be issued under the SOP in any calendar year cannot exceed 15% of the issued and outstanding common shares of the Company on January 1 of such year. The exercise price of each such stock option shall not be less than the fair market value of a share at the time of grant. However, if a stock option is granted to a 10% shareholder, the purchase price shall not be less than 110% of the fair market value of a share at the time of grant. All options granted under the plan will not be exercisable for six months from the date of grant, except in the event of a change of control, and the term of all options granted will not exceed five years.

     The following information sets forth information concerning individual grants of stock options (whether or not in tandem with stock appreciation rights ("SARs") and freestanding SARs made during the nine months ended September 30, 2006 to each of the named executive officers.

---------------------------------------------------------------------------
                     Option/SAR Grants in Last Fiscal Year
                               (Individual Grants)
---------------------------------------------------------------------------
                                   Percent Of
                    Number of    Total Options/
                    Securities    SARs Granted
                    Underlying    To Employees    Exercise Or   Expiration
                   Option/SARs      In Fiscal      Base Price      Date
                   Granted (#)        Year           ($/Sh)       (M/D/Y)
(a)                    (b)             (c)            (d)           (e)
---------------------------------------------------------------------------
Lars Pearl                    0                0             0            0
---------------------------------------------------------------------------
Waldemar Mueller              0                0             0            0
---------------------------------------------------------------------------

We awarded no stock purchase options, or any other rights, to any of our directors or officers in 2005 or 2004.

AGGREGATED  OPTION/SAR  EXERCISES  AND  FISCAL  YEAR-END  OPTION/SAR VALUE TABLE

     The following table sets forth information concerning each exercise of stock options (or tandem SARs) and freestanding SARs during the nine months ended September 30, 2006 by each of the named executive officers and the September 30, 2006 value of unexercised options and SARs, on an aggregated basis:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
--------------------------------------------------------------------------------
                                              Number of         Value Of
                                              Securities       Unexercised
                                              Underlying      In-The-Money
                                             Unexercised      Options/SARs
                      Shares                 Options/SARs   At September 30,
                     Acquired      Value    At FY-End ($)     2006 ($0.970)
                   On Exercise   Realized    Exercisable/     Exercisable/
Name                   (#)          ($)     Unexercisable     Unexercisable
(a)                    (b)          (c)          (d)               (e)
-----------------------------------------------------------------------------
Lars Pearl                    0          0               0                 0
-----------------------------------------------------------------------------
Waldemar Mueller              0          0               0                 0
-----------------------------------------------------------------------------

     At no time during the nine months ended September 30, 2006 or the last completed fiscal year did we, while a reporting company pursuant to Section 13(a) of 15(d) of the Exchange Act, adjust or amend the exercise price of the stock options or SARs previously awarded to any of the named executive officers, whether through amendment, cancellation or replacement grants, or any other means.

LONG-TERM  INCENTIVE  PLANS  ("LTIP")  AWARDS  TABLE

     We do not have a Long-term Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of November 24, 2006 by (i) each person who is known by us to own beneficially more than five percent (5%) of our outstanding Common Stock; (ii) each of our directors and officers; and (iii) all our directors and officers as a group. As at November 24, 2006 there were 39,500,000 (December 31, 2005 - 31,500,000) shares of Common Stock issued and outstanding.

-----------------------------------------------------------------------------------------------
NAME AND ADDRESS OF                                  AMOUNT AND NATURE OF
BENEFICIAL OWNER                                       BENEFICIAL OWNER    PERCENTAGE OF CLASS
-----------------------------------------------------------------------------------------------
Boavista Securities Ltd. (1)
Suite 2402, Bank of America Tower,
12 Harcourt Road, Hong Kong
                                                                2,400,000                 6.08%
-----------------------------------------------------------------------------------------------
Carrington International Limited (2)
Suite 2402, Bank of America Tower,
12 Harcourt Road, Hong Kong
                                                                3,200,000                8.10 %
-----------------------------------------------------------------------------------------------
EL&A Ltd (3)
Graben 27, Steige 3
A-1010, Vienna, Austria
                                                                2,000,000                 5.06%
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
OFFICERS AND DIRECTORS:
-----------------------------------------------------------------------------------------------
Lars Pearl (4)
1 Edith Place, Coolum Beach, Queensland, Australia
4573
                                                                        0                    *
-----------------------------------------------------------------------------------------------
Robert Biagioni (4)
336 West 19th Street,
North Vancouver, B.C.,
Canada, V7M 1X8
                                                                        0                    *
-----------------------------------------------------------------------------------------------
Waldemar K. Mueller (4)
40 Ruffian Loop, Willetton, Western Australia,
Australia 6155
                                                                        0                    *
-----------------------------------------------------------------------------------------------
Robert Ian Rigg (4)
21 - 4957 Marine Drive,
West Vancouver, B.C.,
Canada, V7W 2P5
                                                                        0                    *
-----------------------------------------------------------------------------------------------
  Agustin Gomez de Segura (4)
2 Tvezskaya - Yamskaya 54, Moscow, Russia
                                                                        0                    *
-----------------------------------------------------------------------------------------------
Officers and Directors (5 persons)                                      0                    *
-----------------------------------------------------------------------------------------------

(1) Maria del Carmen Becerro Morais, Avenida del Campo 10, E-28223 Madrid, Spain, is the 100% beneficial owner of Boavista Securities Ltd.
(2) Dr. Georg H Schnura, Avenida del Campo 10, E-28223 Madrid, Spain, is the 100% beneficial owner of Carrington International Ltd
(3) Dr. Markus Baerfontein, c/o Medoc Medical Services, Petersplatz 1, Vienna 1, District, 1010, Austria is the 100% beneficial owner of EL & A Ltd.
(4)  Officer and/or director
*Less  than  1%.

CHANGES  IN  CONTROL

     There were no arrangements during the last completed fiscal year or subsequent period to November 24, 2006 which would result in a change in our control. We do not believe that the offer and sale by us of an aggregate of 8,000,000 shares in May 2006, to twelve unrelated investors resulted in a change of control.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Our proposed business raises potential conflicts of interests between us and certain of our officers and directors. There have been no transactions during the last two years or the subsequent period to

November 24, 2006, or proposed transactions, to which we were or are a party, in which any of our directors or executive officers had or have a direct or indirect material interest.

     Certain of our directors are directors of other mineral resource companies and, to the extent that such other companies may participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms regarding the extent of such participation. In the event that such a conflict of interest arises at a meeting of our directors, a director who has such a conflict will abstain from voting for or against the approval of such participation or such terms. In appropriate cases, we will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. From time to time, several companies may participate in the acquisition, exploration and development of natural resource properties thereby allowing for their participation in larger programs, involvement in a greater number of programs and reduction of the financial exposure with respect to any one program. It may also occur that a particular company will assign all or a portion of our interest in a particular program to another of these companies due to the financial position of the company making the assignment.

     In determining whether we will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the potential benefits to us, the degree of risk to which we may be exposed and our financial position at that time. Other than as indicated, we have no other procedures or mechanisms to deal with conflicts of interest. We are not aware of the existence of any conflict of interest as described herein.

     There have been no transactions or proposed transactions with promoters during the last two years or the subsequent period to November 24, 2006 which we are or were a party.


                              SELLING STOCKHOLDERS

          The following table presents information regarding the Selling Stockholders. Neither the Selling Stockholders nor any of their affiliates has held a position or office, or had any other material relationship, with us. Unless otherwise indicated, the percentage of outstanding shares beneficially owned is based on 39,500,000 shares issued and outstanding at November 24, 2006. Information with respect to beneficial ownership is based upon information provided to us by the Selling Stockholders. Except as may be otherwise described below, to the best of our knowledge, the named Selling Stockholder beneficially owns and has sole voting and investment authority as to all of the shares set forth opposite his name.

--------------------------------------------------------------------------------------------------------------
                                                                                                Percentage of
                                              No. of Shares    Percentage of                      Issued and
                                              Beneficially       Issued and     No. of Shares    Outstanding
                                               Owned Prior      Outstanding     To Be Sold in    Shares Owned
                                             to the Offering    Shares Prior    This Offering     After the
Name and Address of Selling Stockholder                       To the Offering        (1)           Offering
--------------------------------------------------------------------------------------------------------------
Carrington International Ltd. (2)                  3,600,000             7.58%        800,000            7.09%
Suite 2402, Bank of America
12 Harcourt Road, Hong Kong
--------------------------------------------------------------------------------------------------------------
Boavista Securities Ltd (3)                        3,600,000             7.58%      2,400,000            3.04%
Suite 2402, Bank of America
12 Harcourt Road, Hong Kong
--------------------------------------------------------------------------------------------------------------


                                       26

--------------------------------------------------------------------------------------------------------------
EL&A (4)                                           4,000,000             8.42%      4,000,000               0%
Graben 27, Steige 3
A-1010, Vienna, Austria
--------------------------------------------------------------------------------------------------------------
Deutsche Balaton AG (5)                            2,000,000             4.21%      2,000,000               0%
Weberstr. 1
69120, Heidelberg, Germany
--------------------------------------------------------------------------------------------------------------
Tsang Fat Investment Ltd 6)                                              4.21%      2,000,000               0%
Goldschmiedgasse 9-1-16                            2,000,000
A-1010, Vienna, Austria
--------------------------------------------------------------------------------------------------------------
Yalta AG (7)                                       2,000,000             4.21%      2,000,000               0%
Im Haderheck 3
61462 Konigstein, Germany
--------------------------------------------------------------------------------------------------------------
Kastalia Ltd (8)                                     800,000             1.68%        800,000               0%
Wickhams Cay 1
Road Town, Tortola, British Virgin Islands
--------------------------------------------------------------------------------------------------------------
Daniel Hauri                                         600,000             1.26%        600,000               0%
Rittergasse 33
CH4051, Basel, Switzerland
--------------------------------------------------------------------------------------------------------------
Daniel Garth                                         400,000             0.84%        400,000               0%
Hanhofer Strasse 36
D-67459 Bohl-Iggelheim, Germany
--------------------------------------------------------------------------------------------------------------
Dr. B. Putzi                                         400,000             0.84%        400,000               0%
Wollzeute 32
A-1010, Vienna, Austria
--------------------------------------------------------------------------------------------------------------
Dr. Georg H. Schnura (2)                             400,000             0.84%        400,000               0%
Marques de Urquijo 5. 5b
28008 Madrid, Spain
--------------------------------------------------------------------------------------------------------------
Thomas Meusburger                                    200,000             0.42%        200,000               0%
Reichsratsstrasse 15/12
A-1010, Wien, Austria
--------------------------------------------------------------------------------------------------------------

(1)  50% of the amount reflects shares to be issued on the exercise of warrants.
(2) Dr. Georg H Schnura, Avenida del Campo 10, E-28223 Madrid, Spain is the 100% beneficial owner of Carrington International Ltd. which owns 3,200,000 shares included in this number, the beneficial ownership of which is attributed to Dr. Schnura
(3) Maria del Carmen Becerro Morais, Avenida del Campo 10,E-28223 Madrid, Spain, is the 100% beneficial owner of Boavista Securities Ltd.
(4) Dr. Markus Baerfontein, c/o Medoc Medical Services, Petersplatz 1, Vienna 1, District, 1010, Austria is the 100% beneficial owner of EL & A Ltd.
(5)  Deutsche Balaton AG is a public company whose shares are widely held.
(6) J. McEwan & Gywneth Strief, Golschmiedgasse 9-1-16, A-1010, Vienna, Austria are the 100% beneficial owners of Tsang Fat Investments Ltd.
(7)  Yalta AG is a public company whose shares are widely held.
(8) Alexander Kleimionov, Ul. Demiana Bednovo 17, corp. 3, ap. 10 Moscow, Russia is the 100% beneficial owner of Kastalia Ltd.

     Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on November 24, 2006.

     Because a Selling Stockholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of common shares actually to be offered for sale by a Selling Stockholder or as to the number of common shares that will be held by a Selling Stockholder upon the termination of such offering.


                              PLAN OF DISTRIBUTION

     We are registering the securities covered by this prospectus on behalf of the Selling Stockholders. Each selling shareholder is free to offer and sell his or her shares of our common stock at such times, in such manner and at such prices as he or she may determine. The Selling Stockholders have advised us that the sale or distribution of our common stock owned by the selling shareholders may be effected in transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of our common stock, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers.

     None of the Selling Stockholders are underwriters, registered broker/dealers or affiliates of such persons. The Selling Stockholders have advised us that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The Selling Stockholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of our common stock. There is no over-allotment option and no shares will be sold by us.

     The Selling Stockholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders. They may also receive compensation from the purchasers of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     Selling Stockholders and any broker-dealer that acts in connection with the sale of shares of our common stock hereunder may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the shares of our common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of our common stock against certain liabilities, including liabilities arising under the Securities Act.

     Because  each  of  Selling Stockholders   may  be  deemed  to  be  an
"underwriter" within the meaning of Section 2(a)(11) of the Securities Act, the Selling Stockholders will be subject to prospectus delivery requirements of the Securities Act.

     We have informed the Selling Stockholders that the anti-manipulation rules of the Commission, including Regulation M promulgated under the Securities Exchange Act of 1934 will apply to our sales in the market, and we have informed the other Selling Stockholders that these anti-manipulation rules may apply to their sales in the market.

     Regulation M may limit the timing of purchases and sales of any of the shares of our common stock by the Selling Stockholders and any other person distributing our common stock. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares of our common stock in the market and to the activities of the Selling Stockholders and their affiliates. Furthermore, Regulation M of the Securities Exchange Act may restrict the ability of any person engaged in the distribution of shares of our common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

     Rules 101 and 102 of Regulation M under the Securities Exchange Act 0f 1934, among other things, generally prohibit certain participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 104 of Regulation M governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

     The Selling Stockholders also may resell all, or a portion, of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

     The Selling Stockholders will pay all commissions, transfer taxes and other expenses associated with their sales. The shares offered hereby are being registered pursuant to our contractual obligations, and we have agreed to pay the expenses of the preparation of this prospectus.


                        DESCRIPTION OF OUR CAPITAL STOCK

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.0001 per share. As of November 24, 2006 we had 39,500,000 shares of common stock outstanding.

COMMON STOCK

     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefore. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of all liabilities.

     Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of our common stock are, and the shares offered in this offering will be, when issued and paid for, duly authorized, validly issued, fully paid and nonassessable.

DIVIDENDS

     We have not declared any cash dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our Certificate of Incorporation or By-laws that restrict us from declaring dividends.

WARRANTS

     We have a total of 8,000,000 share purchase warrants issued and outstanding; the warrants were issued as part of the private placements concluded in May 2006. Each warrant entitles the holder to purchase one additional share of our common stock at a price of US $0.675 per share for a period of one year from the closing date of the placement and at a price of US $0.75 per share for a period of one year commencing on the first anniversary of the Closing Date. None of the warrants have been exercised as of the date of this prospectus. The shares to be issued upon exercise of the warrants have registered pursuant to the registration statement of which this prospectus is part.

REGISTRATION RIGHTS

     In connection with the private placements concluded in May 2006, we granted the purchasers of the stock registration rights. The registration statement, of which the prospectus is part, was filed in order to fulfill our obligations to those purchasers.

SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

SALE OF RESTRICTED SHARES

     Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

     On November 24, 2006 we had outstanding 39,500,000 shares of common stock. Of these shares, approximately 27,300,000 are freely tradable by persons other than our affiliates, without restriction under the Securities Act; and 11,000,000 shares are restricted securities within the meaning of Rule 144 under the Securities Act and may not be sold unless an exemption from the registration requirements of the Securities Act is available (including 144). As at November 24, 2006, 7,800,000 shares were held by persons who may be deemed our affiliates and may only be sold publicly pursuant to Rule 144.

     In general, under Rule 144 as currently in effect, a stockholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a stockholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.


            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

     Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been our directors or officers or of our subsidiaries. Our articles of incorporation provide that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

     The validity of the issuance of the common stock offered hereby will be passed upon for us by Sierchio Greco & Greco, LLP.


                                     EXPERTS

     The consolidated financial statements of the Company as at and for the year ended December 31, 2005 included in this prospectus and registration statement have been audited by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, an independent registered public accounting firm, as set forth in their report thereon which contain an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements appearing elsewhere herein and in the registration statement and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of the Company as at and for the year ended December 31, 2004 included in this prospectus and registration statement have been audited by Ernst & Young LLP, Chartered Accountants, an independent registered public accounting firm, as set forth in their report thereon which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in
Note 1 to the consolidated financial statements appearing elsewhere herein and in the registration statement and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The consolidated statements of stockholders' equity, operations and cash flows of the Company for the cumulative period from January 13, 1989 (inception) to December 31, 2003 included in this prospectus and registration statement have been audited by Moore Stephens Ellis Foster Ltd., Chartered Accountants, an independent registered public accounting firm, as set forth in their report thereon which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements appearing elsewhere herein and in the registration statement and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On January 7, 2006, the Company asked Ernst & Young LLP to resign and our Board of Directors approved the engagement of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, of Suite 1500 - 1140 West Pender Street, Vancouver, B.C., Canada, V6E 4G1, as our principal independent accountant.

Dale Matheson Carr-Hilton LaBonte's report on the Company's consolidated financial statements for the year ended December 31, 2005, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles except Dale Matheson Carr-Hilton LaBonte's report notes that the Company has incurred significant recurring net loses which raise substantial doubt about the Company's ability to continue as a going concern.

During the period covered by the report of Dale Matheson Carr-Hilton LaBonte and any subsequent interim period, the Company had no disagreements with Dale Matheson Carr-Hilton LaBonte, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Dale Matheson Carr-Hilton LaBonte, would have caused Dale Matheson Carr-Hilton LaBonte to make reference to the subject matter of the disagreement in connection with its reports.

Ernst & Young LLP's report on the Company's financial statements during the most recent fiscal year contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to the Company's ability to continue as a going concern.

In connection with the audit of the fiscal year ended December 31, 2004 and for any subsequent interim period preceding the change, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their report on the financial statements for such year.

In connection with the audit of the fiscal year ended December 31, 2004 and through the subsequent interim period preceding the change, there have been no reportable events as defined in paragraphs (a)(1)(iv)(A) through (D) of Item 304 of Regulation S-B.

On August 4, 1999, our Board of Directors approved and authorized the engagement of Moore Stephens Ellis Foster Ltd., Chartered Accountants, as our principal independent accountant. Moore Stephens Ellis Foster Ltd. was our principal independent accountant for the fiscal year ended December 31, 2003.

Moore Stephens Ellis Foster Ltd. was our principal independent accountant from August 4, 1999 to May 3, 2005. On May 3, 2005, Moore Stephens Ellis Foster Ltd. entered into a transaction with Ernst & Young LLP (Canada) under which certain assets of Moore Stephens Ellis Foster Ltd. were sold to Ernst & Young LLP and the professional staff and partners of Moore Stephens Ellis Foster Ltd. joined Ernst & Young LLP either as employees or partners of Ernst & Young LLP and carried on their practice as members of Ernst & Young LLP. Subsequent to the transaction, Moore Stephens Ellis Foster Ltd. was dismissed as the auditor and Ernst & Young LLP was appointed as our independent auditor.

Moore Stephens Ellis Foster Ltd.'s report on the Company's consolidated financial statements for the year ended December 31, 2003, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles except Moore Stephen Ellis Foster Ltd.'s report notes that the Company has incurred significant recurring net loses which raise substantial doubt about the Company's ability to continue as a going concern.

During the period covered by the report of Moore Stephens Ellis Foster Ltd. and up to the effective date of appointment of Ernst and Young LLP, the Company had no disagreements with Moore Stephens Ellis Foster Ltd., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moore Stephens Ellis Foster Ltd., would have cause Moore Stephens Ellis Foster Ltd. to make reference to the subject matter of the disagreement in connection with its reports.

During the Company's previous two fiscal years and up to the effective date of resignation the

Company did not consult with Ernst & Young LLP regarding any of the items described under Item 304(a)(1)(iv)(B), Item 304(a)(2) or Item 304(b) of Regulation S-B.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We file current, quarterly and annual reports with the U.S. Securities & Exchange Commission on forms 8-K, 10-QSB and 10-KSB. We have filed with the U.S. Securities & Exchange Commission under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the U.S. Securities & Exchange Commission. The omitted information may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation ofthe Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically withthe U.S. Securities & Exchange Commission at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the U.S. Securities & Exchange Commission at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respects by such reference.

     For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

                          Index to Financial Statements

INDEX TO FINANCIAL STATEMENTS -SEPTEMBER 30, 2006 (UNAUDITED)          PAGE
-------------------------------------------------------------

Consolidated Balance Sheets                                            F-3
September 30, 2006 (unaudited) and December 31, 2005 (audited)

Interim Consolidated Statements of Operations (unaudited)              F-4
Three and Nine-months Ended September 30, 2006 and 2005; and for the
Period from January 13, 1989 (inception) to September 30, 2006

Interim Consolidated Statements of Cash Flows (unaudited)              F-5
Nine-months Ended September 30, 2006 and 2005; and for the
Period from January 13, 1989 (inception) to September 30, 2006

Notes to Interim Consolidated Financial Statements                     F-6

INDEX TO FINANCIAL STATEMENTS - DECEMBER 31, 2005 (AUDITED)
-----------------------------------------------------------

Report of Independent Registered Public Accounting Firm                F-17

Consolidated Balance Sheets
Years Ended December 31, 2005 and 2004                                 F-18

Consolidated Statements of Operations
Years Ended December 31, 2005 and 2004                                 F-19

Consolidated Statements of Stockholders' Equity
Years Ended December 31, 2005 and 2004                                 F-20

Consolidated Statements of Cash Flows
Years Ended December 31, 2005 and 2004                                 F-21

Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004                                 F-22


Report of Independent Registered Public Accounting Firm                F-33

Report of Independent Registered Public Accounting Firm                F-34

CIGMA  METALS  CORPORATION
(An  exploration  stage  company)
Interim  Consolidated  Financial  Statements
(EXPRESSED  IN  U.S.  DOLLARS)
September  30,  2006  and  2005


 Consolidated Balance Sheets                                           F 3
September 30, 2006 (unaudited) and December 31, 2005 (audited)

Interim Consolidated Statements of Operations (unaudited)              F 4
Three and Nine-months ended September 30, 2006 and 2005; and for the
Period from January 13, 1989 (inception) to September 30, 2006

Interim Consolidated Statements of Cash Flows (unaudited)              F5
Nine-months ended September 30, 2006 and 2005; and for the
period from January 13, 1989 (inception) to September 30, 2006

Notes to Interim Consolidated Financial Statements (unaudited)         F 6


CIGMA METALS CORPORATION
(An exploration stage enterprise)
Consolidated Balance Sheets
September 30, 2006 and December 31, 2005
(Expressed in U.S. Dollars)
==================================================================================
                                                     September 30,    December 31,
                                                              2006            2005
----------------------------------------------------------------------------------
ASSETS                                              (unaudited)
Current
  Cash                                             $    3,335,756   $     250,170
  Available-for-sale securities                           164,606         181,797
----------------------------------------------------------------------------------
Total assets                                            3,500,362         431,967
----------------------------------------------------------------------------------


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued expenses            $        9,112   $      26,894
  Accounts payable - related party (Note 7)                     -          16,986
----------------------------------------------------------------------------------
Total current liabilities                                   9,112          43,880
----------------------------------------------------------------------------------

Stockholders' Equity
Common stock (Note 5)
  Authorized
    100,000,000 common shares, par value $0.0001
  Issued and outstanding:
    39,500,000 (2005 - 30,700,000) common shares            3,950           3,070
Additional paid in capital                              6,347,650       2,048,530
Common stock to be issued                                       -         300,000
Accumulated deficit during the development stage       (2,843,159)     (1,963,513)
Accumulated other comprehensive income (loss)             (17,191)              -
----------------------------------------------------------------------------------
Stockholders' equity                                    3,491,250         388,087
----------------------------------------------------------------------------------

Total liabilities and stockholders' equity         $    3,500,362   $     431,967
==================================================================================

Nature of Business and Continuance of Operations (Note 1)
Commitments (Note 4)

The accompanying notes are an integral part of these interim consolidated financial statements.

CIGMA METALS CORPORATION
(An exploration stage enterprise)
Interim Consolidated Statements of Operations
(Expressed in U.S. Dollars)                    Cumulative
(unaudited)                                    January 13     Three months     Three months      Nine months      Nine months
                                         1989 (inception)            Ended            Ended            Ended            Ended
                                         to September 30,    September 30,    September 30,    September 30,    September 30,
                                                     2006             2006             2005             2006             2005
-----------------------------------------------------------------------------------------------------------------------------
Expenses
  Administrative and general           $         269,241   $       28,664   $        4,808   $       90,724   $       28,599
  Exploration costs (Note 4)                           -
  - HaldeyGold Project - partnership             757,661          145,266           80,000          193,266          120,000
  - HaldeyGold Project - other                   177,614           13,518                -           49,257           39,854
  - Tugojakovsk Project                          412,371            8,000           50,000          288,000           50,000
  Interest and bank charges                       10,993            1,262              897            3,174            2,647
  Professional fees                              319,505           46,740            8,827          114,155           23,309
  Property investigation costs                   109,279            3,546                -            7,525           19,980
  Salaries and consulting fees                   566,713           52,770           32,389          154,997          112,489
-----------------------------------------------------------------------------------------------------------------------------
Loss before other items                        2,623,377          299,766          176,921          901,098          396,878
-----------------------------------------------------------------------------------------------------------------------------

Other income (loss)
  Writedown of available-for-sale
    securities (Note 3)                         (148,180)               -                -                -                -
  Writedown of investment in
    partnership interest (Note 4)               (180,951)         (36,317)         (20,000)         (48,317)         (30,000)
Interest income                                  109,349           41,568              178           69,769            2,466
-----------------------------------------------------------------------------------------------------------------------------
Total other income (loss)                       (219,782)           5,251          (19,822)          21,452          (27,534)
-----------------------------------------------------------------------------------------------------------------------------
Net loss for the period                $      (2,843,159)  $     (294,515)  $     (196,743)  $     (879,646)  $     (424,412)
=============================================================================================================================
Basic and diluted loss per share                           $        (0.01)  $        (0.01)  $        (0.02)  $        (0.01)
=============================================================================================================================
Weighted average number of
common shares outstanding                                      39,500,000       14,170,833       35,645,074       28,733,456
=============================================================================================================================

The accompanying notes are an integral part of these interim consolidated financial statements.

Interim Consolidated Statements of Cash Flows                                 Cumulative
(Expressed in U.S. Dollars)                                                   January 13     Nine months     Nine months
(unaudited)                                                             1989 (inception)           Ended           Ended
                                                                         to September 30    September 30    September 30
                                                                                    2006            2006            2005
------------------------------------------------------------------------------------------------------------------------
Net loss for the period                                                $     (2,843,159)  $    (879,646)  $    (424,412)
------------------------------------------------------------------------------------------------------------------------
Cash flows used in operating activities
  Adjustments to reconcile net loss to net cash used
  in operating activities
  - issuance of common stock for mineral property rights                            600               -               -
  - issuance of common stock for services rendered                                1,000               -               -
  - partnership exploration costs                                             1,045,661         481,266         120,000
  - writedown of investment in partnership interest                             180,951          48,317          30,000
  - accumulated gains on available for sale securities                          148,180               -               -
  Changes in working capital assets and liabilities
  - decrease in other receivables                                                     -               -           6,211
  - increase (decrease) in accounts payables and accrued liabilities              9,112         (34,768)        (16,599)
------------------------------------------------------------------------------------------------------------------------
Net cash used in operating activities                                        (1,457,655)       (384,831)       (284,800)
------------------------------------------------------------------------------------------------------------------------

Cash flows used in investing activities
  - investment in available-for-sale securities                                (329,977)              -               -
  - investment in partnership interest                                       (1,226,612)       (529,583)       (150,000)
------------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                        (1,556,589)       (529,583)       (150,000)
------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities
  - issuance of common stock                                                  6,350,000       4,000,000               -
  - Loan proceeds                                                                     -               -         200,000
------------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                     6,350,000       4,000,000         200,000
------------------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash for the period                                    3,335,756       3,085,586        (234,800)
Cash, beginning of period                                                             -         250,170         311,845
------------------------------------------------------------------------------------------------------------------------
Cash, end of period                                                    $      3,335,756   $   3,335,756   $      77,045
========================================================================================================================


SUPPLEMENTAL CASH FLOW INFORMATION (Note 7)
The accompanying notes are an integral part of these interim consolidated financial statements.

Cigma Metals Corporation
(an exploration stage company)
Notes to Interim Consolidated Financial Statements
September 30, 2006
(unaudited)
--------------------------------------------------------------------------------


NOTE 1 - NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS
--------------------------------------------------------------------------------

The Company was incorporated under the laws of the State of Florida on January 13, 1989 as Cigma Ventures Corporation. On April 17, 1999 the Company changed its name to Cigma Metals Corporation and is in the business of location, acquisition, exploration and, if warranted, development of mineral properties. The Company is in the exploration stage and has not yet determined whether its properties contain mineral reserves that may be economically recoverable.

These consolidated unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The general business strategy of the Company is to acquire and explore mineral properties. The continued operations of the Company and the recoverability of mineral property costs is dependent upon the existence of economically recoverable mineral reserves, confirmation of the Company's interest in the underlying mineral claims, the ability of the Company to obtain necessary financing to complete the development and upon future profitable production. The Company has not generated any revenues or completed development of any properties to date, has incurred losses of $2,843,159 since inception, and further significant losses are expected to be incurred in the exploration and development of its mineral properties. The Company will require additional funds to meet its obligations and maintain its operations. Management's plans in this regard are to raise equity financing as required. During the period the Company raised $4,000,000 through private placements and has sufficient cash to fund operations for the next year.


NOTE  2  -  BASIS  OF  PRESENTATION
--------------------------------------------------------------------------------

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ended December 31, 2006.

The consolidated balance sheet at December 31, 2005 has been derived from the audited financial statements at that date. The consolidated financial statements and footnotes thereto included in the Cigma Metals Corporation Annual Report on Form 10-KSB for the year ended December 31, 2005 should be reviewed in connection with these condensed consolidated financial statements.


NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
--------------------------------------------------------------------------------

PRINCIPLES  OF  CONSOLIDATION
These consolidated financial statements, prepared in accordance with US GAAP, include the accounts of the Company and its wholly-owned subsidiaries, Northgold Company Limited ("Northgold") and Cigma Metals Limited ("Cigma BVI"). Collectively, they are referred to herein as (the "Company"). Significant inter-company accounts and transactions have been eliminated. Northgold and Cigma BVI are inactive.

Cigma Metals Corporation
(an exploration stage company)
Notes to Interim Consolidated Financial Statements
September 30, 2006
(unaudited)
--------------------------------------------------------------------------------


NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT'D)
--------------------------------------------------------------------------------

BASIS  OF  PRESENTATION
These consolidated financial statements are presented in United States dollars and have been prepared in accordance with US GAAP.

USE  OF  ESTIMATES
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

MINERAL  PROPERTIES  AND  EXPLORATION  COSTS
Mineral property acquisition costs are capitalized when incurred. In accordance with Emerging Issues Task Force 04-02, such costs are classified as tangible assets and are evaluated for impairment and written down as required.

Mineral property exploration and development costs are expensed as incurred until such time as economic reserves are quantified. From that time forward, the Company will capitalize all costs to the extent that future cash flow from mineral reserves equals or exceeds the costs deferred. The deferred costs will be amortized over the recoverable reserves when a property reaches commercial production. As of the date of these financial statements, the Company has only incurred exploration costs which have been charged to operations. To date the Company has not established any proven or probable reserves on its mineral properties. Exploration activities conducted jointly with others are reflected at the Company's proportionate interest in such activities.

The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. The Company has not recognized any potential costs relating to the retirement of the Company's mineral property interests through September 30, 2006 because there are no retirement costs associated with its current level of exploration activity.

INVESTMENT  IN  PARTNERSHIP  INTERESTS
The Company accounts for its partnership interests under US GAAP using the equity method. Therefore, the partnership interests are initially carried at cost and adjusted for any return of capital and any allocation of profits and losses including the Company's share of exploration costs. Fair value adjustments may be required where there are long term indications relating to the impairment of the interest.

SHARE-BASED  COMPENSATION
On January 1, 2006, the Company adopted SFAS No.123 (revised 2004) (SFAS No.123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a)equity instruments of the enterprise or (b)liabilities that are based on the fair value of the enterprise's equity instruments or that maybe settled by the issuance of such equity instruments. In January2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin
(SAB)No.107, which provides supplemental implementation guidance for SFAS No.123R. SFAS No.123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No.25, Accounting for Stock Issued to Employees, and instead generally requires that such

Cigma Metals Corporation
(an exploration stage company)
Notes to Interim Consolidated Financial Statements
September 30, 2006
(unaudited)
--------------------------------------------------------------------------------


NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT'D)
--------------------------------------------------------------------------------

SHARE-BASED  COMPENSATION  (CONT'D)
transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton ("BSM") option-pricing model to determine the fair-value of stock-based awards under SFAS No.123R, consistent with that used for pro forma disclosures under SFAS No.123, Accounting for Stock-Based Compensation. The Company has elected the modified prospective transition method as permitted by SFAS No.123R and accordingly prior periods have not been restated to reflect the impact of SFAS No.123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006 the first day of the Company's fiscal year 2006. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No.123.

Prior to the adoption of SFAS No.123R, the Company measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No.25. The Company applied the disclosure provisions of SFAS No.123 as amended by SFAS No.148, Accounting for Stock-Based Compensation - Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No.25, when the exercise price of the Company's employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized.

AVAILABLE-FOR-SALE  SECURITIES
Available-for-sale securities are carried at fair market value with unrealized holding gains and losses included as a component of accumulated other comprehensive income (loss). If a loss in value in the available-for-sale securities is considered to be other than temporary, it is recognized in the determination of net income. Cost is based on the specific identification method for the individual securities to determine realized gains or losses. Realized gains and losses are determined on an average cost basis when securities are sold. In accordance with the Company's policy to review its investment portfolio for declines that may be other than temporary, the Company recognized a non-cash loss of $148,180 on a lower-of-cost-or-market write down on certain available-for-sale securities during the year ended December 31, 2005. During the nine months ended September 30, 2006 the Company has recorded a non-cash loss of $17,191 as other comprehensive loss.

FOREIGN  CURRENCY  TRANSLATIONS  AND  TRANSACTIONS
The Company's reporting currency is the U.S. Dollar. Foreign subsidiaries utilize the functional currency applicable to the country in which they operate. The Company translates assets and liabilities of its foreign subsidiaries at the rate of exchange at the balance sheet date. Revenues and expenses are translated at the average rate of exchange throughout the year. Gains or losses from these translations, if significant, are reported as a separate component of other comprehensive income, until all or a part of the investment in the subsidiary is sold or liquidated. Translation adjustments do not recognize the effect of income tax because the Company expects to reinvest the amounts indefinitely in operations.

CONCENTRATION  OF  CREDIT  RISK
The Company places its cash and cash equivalents with high credit quality financial institutions. The Company occasionally maintains balances in a financial institution exceeding the insured amount. As of September 30, 2006, the Company had deposits in a bank exceeding insured limits.

Cigma Metals Corporation
(an exploration stage company)
Notes to Interim Consolidated Financial Statements
September 30, 2006
(unaudited)
--------------------------------------------------------------------------------


NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT'D)
--------------------------------------------------------------------------------

LONG-LIVED  ASSETS
In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment losses when the sum of the expected undiscounted future cash flow is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value. The Company has not recognized any impairment losses through September 30, 2006.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS  AND  RISKS
Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair value.

The carrying value of cash, available for sale securities, accounts payable and accrued expenses, and accounts payable - related party, approximate their fair value because of the short-term nature of these instruments. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

The Company operates outside of the United States of America and is exposed to foreign currency risk due to the fluctuation between the currency in which the Company operates in and the U.S. dollar. The Company does not use any derivative instruments.

As all of the Company's mineral properties and partnership interests are located in Russia, the Company is subject to different considerations and other risks not typically associated with companies in North America. Such risks are associated with the political, economic, foreign currency and legal environments. The Company's results may be adversely affected by changes in the political and social conditions in Russia and by changes in government policies with respect to laws and regulations.

ACCOUNTING  FOR  DERIVATIVE  INSTRUMENTS  AND  HEDGING  ACTIVITIES
The Company has adopted the Statement of Financial Accounting Standards No. 133 (SFAS 133) Accounting for Derivative Instruments and Hedging Activities, which requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes.

INCOME  TAXES
The Company has adopted the Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carry amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Cigma Metals Corporation
(an exploration stage company)
Notes to Interim Consolidated Financial Statements
September 30, 2006
(unaudited)
--------------------------------------------------------------------------------


NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT'D)
--------------------------------------------------------------------------------

LOSS  PER  SHARE
The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants, using the treasury method, and preferred stock, using the if-converted method. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

COMPREHENSIVE  LOSS
The Company's accumulated other comprehensive loss consists solely of the accumulated unrealized gain/(loss) on available-for-sale securities.

COMPARATIVE  FIGURES
Certain comparative figures have been reclassified in order to conform to the current period's financial statement presentation.

RECENT  ACCOUNTING  PRONOUNCEMENTS
In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

Cigma Metals Corporation
(an exploration stage company)
Notes to Interim Consolidated Financial Statements
September 30, 2006
(unaudited)
--------------------------------------------------------------------------------


NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT'D)
--------------------------------------------------------------------------------

RECENT  ACCOUNTING  PRONOUNCEMENTS  (CONT'D)
In September 2006, the Financial Accounting Standards Board ("FASB") issued SFASNo.157, "Fair Value Measures" ("SFASNo.157"). This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFASNo.157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFASNo.157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November15, 2007, which for the Company would be the fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of SFASNo.157 but does not expect that it will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

In September2006, the SEC issued Staff Accounting Bulletin ("SAB")No.108, "Considering the Effects of Prior Year Misstatements when Quantifying
Misstatements in Current Year Financial Statements." SAB No.108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No.108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November15, 2006. The Company is currently evaluating the impact of adopting SAB No.108 but does not expect that it will have a material effect on its financial statements.


NOTE  4  -  MINERAL  PROPERTIES  AND  EXPLORATION  COSTS
--------------------------------------------------------------------------------

The Company holds an interest in two mineral exploration projects located in the Tomsk Oblast Region, of the Russian Federation.

HALDEYGOLD  PROJECT
On August 30, 2004, the Company signed a Joint Activity Agreement with OOO Science Industrial Corporation Geosphera ("Geosphera"), a company registered in Russia, to form a partnership to explore the Haldeevskaya license located in the Tomsk district of the Tomsk region of the Russian Federation, 25 km east of the city of Tomsk. Geosphera will earn a 51% interest in the partnership by contributing the license for the Haldeevskaya area and the geological data. The license and the geological data have been valued at US$52,000. The terms of the agreement provided that the Company was to earn a 49% interest in the partnership by paying US$50,000. However, the Company increased its interest in the partnership to 80% (Geosphera - 20%) by funding US$350,000 of exploration expenditures on the licensed property in 2004. Geosphera is the manager of the project.

Cigma Metals Corporation
(an exploration stage company)
Notes to Interim Consolidated Financial Statements
September 30, 2006
(unaudited)
--------------------------------------------------------------------------------


NOTE 4 - MINERAL PROPERTIES AND EXPLORATION COSTS (CONT'D)
--------------------------------------------------------------------------------

Pursuant to the terms of the Joint Activity Agreement, and for the purpose of conducting further financing and exploration work, a company, Limited Liability Company HaldeyGold. ("HaldeyGold"), was registered with the Ministry of the Russian Federation for Taxes and Levies on January 19, 2005. The Haldeevskaya mineral exploration license along with all relevant geological data was transferred by the partnership to HaldeyGold on March 16, 2005. The Company has an 80% (Geosphera 20%) interest in HaldeyGold.

On April 22, 2005, December 31, 2005 and July 7, 2006 the Company and Geosphera agreed to amendments to the Haldeevskaya Joint Activity Agreement dated August 30, 2004 resulting in a revision of the 2005 exploration expenditure commitment from $300,000 to $250,000 and an agreement on behalf of the Company to fund $460,000 (decreased from $2,450,000) toward the 2006 HaldeyGold exploration budget. In the event that the Company funds less than $460,000 (decreased from $1,500,000) of the 2006 exploration budget, the Company's interest in HaldeyGold will be reduced to 50%. Geosphera's ownership interest in HaldeyGold cannot be reduced below 20%.

Consistent with the Company's accounting policies, exploration costs on unproven reserves are charged to operating costs as incurred.

The  Company's  investment in the HaldeyGold partnership interest is as follows:

----------------------------------------------------------------------------------------------------------------------
                                                         January 13,
                                                                1989
                                                     (inception) to,                                              Year
                                                       September 30,    September 30,    September 30,           ended
                                                                2006             2006             2005    December 31,
                                                         (Unaudited)      (Unaudited)       (Unaudited            2005
----------------------------------------------------------------------------------------------------------------------
Capital invested                                  $         938,612   $      241,583   $      150,000   $     297,029
----------------------------------------------------------------------------------------------------------------------
Exploration costs incurred                                 (757,661)        (193,266)        (120,000)       (202,795)
----------------------------------------------------------------------------------------------------------------------
                                                            180,951           48,317           30,000          94,234
----------------------------------------------------------------------------------------------------------------------
Write-down of investment in partnership interest           (180,951)         (48,317)         (30,000)        (94,234)
----------------------------------------------------------------------------------------------------------------------
Partnership interest at end of period             $               -   $            -   $            -   $           -
--------------------------------------------------====================================================================

Direct exploration costs on the Haldeevskaya mineral exploration license area located in the Tomsk Oblast region of the Russian Federation totalled $49,257 during the nine months ended September 30, 2006 (2005 - $39,854).

TUGOJAKOVSK  PROJECT
On June 17, 2005, as amended December 31, 2005 and July 7, 2006, the Company signed a Joint Activity Agreement to form a partnership to explore the Tugojakovsk Project, located in the Tomsk Oblast Region of the Russian Federation. Under the terms of the agreement: (1) the Company acquired an 80% share of the project in exchange for contributing $126,440 in 2005; and (2) the Company is committed to finance the project in 2006 by providing $600,400 in accordance with an approved budget. If the financing provided in 2007 is between (1) $800,000 and $1,499,000, the Company's ownership interest will be reduced to 70%; (2) $350,000 and $799,000, reduced to 60%; (3) $200,000 to
$350,000, reduced to 49% (4) less than $200,000, then the Company shall assign to Geosphera 100% equity interest in the joint venture and withdraw from the joint venture. Geosphera's ownership interest cannot be reduced below 20%.

Cigma Metals Corporation
(an exploration stage company)
Notes to Interim Consolidated Financial Statements
September 30, 2006
(unaudited)
--------------------------------------------------------------------------------


NOTE 4 - MINERAL PROPERTIES AND EXPLORATION COSTS (CONT'D)
--------------------------------------------------------------------------------

TUGOJAKOVSK  PROJECT  (CONT'D)
Pursuant to the terms of the Joint Activity Agreement, a company will be incorporated and registered by Geosphera in the Russian Federation with the Ministry of the Russian Federation for Taxes and Levies in order to conduct further financing and exploration work on the Tugojakovsk license area once the Company's contribution to the joint venture reaches $700,000. Once the joint venture company is registered with the Ministry of the Russian Federation for Taxes and Levies, the Partnership will transfer the Tugojakovsk mineral exploration license along with all relevant geological data to the new joint venture company. The licence, geological data, professional knowledge, skills and business contacts contributed to the joint venture by Geosphera was valued at $100,000. The Company will have an 80% (Geosphera 20%) interest in the new company. As of the date of these financial statements the new company has not yet been registered.

Exploration costs on the Tugojakovsk mineral exploration licence area located in the Tomsk Oblast region of the Russian Federation totalled $288,000 during the nine months ended September 30, 2006 (2005 - $50,000) and $124,371 during the year ended December 31, 2005.


NOTE 5 - CAPITAL STOCK
--------------------------------------------------------------------------------

As at September 30, 2006, the Corporation's authorized capital stock consists of 100,000,000 common shares with a par value of $0.0001 per share.

FORWARD STOCK SPLIT
On April 7, 2006, the Company's Board of Directors approved a 2:1 forward stock split effective May 15, 2006 which was subject to regulatory approval which was received on May 19, 2006. The par value and the number of authorized but unissued shares of the Company's common stock was not changed as a result of the forward stock split.

Unless otherwise noted, all references to common stock, warrants, common shares outstanding, warrants outstanding, weighted average numbers of common shares outstanding and per share amounts in these Financial Statements and Notes to Financial Statements prior to the effective date of the forward stock split have been restated to reflect the 2:1 forward stock split on a retroactive basis.

PRIVATE PLACEMENTS
During the quarter ended March 31, 2006 the Company issued 800,000 common shares for cash of $300,000 which was received in the year ended December 31, 2005.

On May 12, 2006 the Company completed a private placement to non-affiliated offshore investors of 6,540,000 Units priced at $0.50 per unit for a total consideration of $3,270,000 pursuant to the exemption from registration requirements of the Securities Act of 1933 as amended afforded by Regulation S as promulgated by the Act. Each Unit is comprised of one share of the Company's common stock US $0.0001 par value per share and one stock purchase warrant, each warrant entitling the holder to purchase one additional common share of the Company at a price of US $0.675 per share for a period of one year from the closing date of the placement and at a price of US $0.75 per share for a period of one year commencing on the first anniversary of the Closing Date.

Cigma Metals Corporation
(an exploration stage company)
Notes to Interim Consolidated Financial Statements
September 30, 2006
(unaudited)
--------------------------------------------------------------------------------


NOTE  5  -  CAPITAL  STOCK  (CONT'D)
--------------------------------------------------------------------------------

PRIVATE PLACEMENTS (CONT'D)
On May 26, 2006 the Company completed a private placement to non-affiliated offshore investors of 1,460,000 Units priced at $0.50 per Unit for a total consideration of $730,000 pursuant to the exemption from registration requirements of the Securities Act of 1933 as amended afforded by Regulation S as promulgated by the Act. Each Unit is comprised of one share of the Company's common stock US $0.0001 par value per share and one (1) stock purchase warrant, each warrant entitling the holder to purchase one additional common share of the Company at a price of US $0.675 per share for a period of one year from the closing date of the placement and at a price of US $0.75 per share for a period of one year commencing on the first anniversary of the Closing Date.

SHARE  PURCHASE  WARRANTS
A summary of the Company's warrants outstanding at September 30, 2006 and December 31, 2005, and changes during nine months ended September 30, 2006 is presented below:

                                                                       Weighted
                                             Number of warrants to     Average
                                                Purchase shares     Exercise Price
          ------------------------------------------------------------------------
          Balance, December 31, 2005                             -               -
          Warrants granted May 12, 2006 (1)              6,540,000           0.582
          Warrants granted May 26, 2006 (2)              1,460,000           0.130
          ------------------------------------------------------------------------
          Balance, September 30, 2006                    8,000,000           0.713
          ------------------------------------------------------------------------

                               Weighted                          Weighted average
                                Average                                 Remaining
          Range of exercise    Exercise   Number of warrants to       contractual
          prices                  price         Purchase shares   Life (in years)
          -----------------------------------------------------------------------

          0.675 - $0.75 (1)   $   0.713              6,540,000               1.62
          0.675 - $0.75 (2)   $   0.713              1,460,000               1.65
          -----------------------------------------------------------------------
                                                     8,000,000
          -----------------------------------------------------------------------

1. Each warrant entitling the holder to purchase one additional common share of the Company at a price of US $0.675 per share for a period of one year from the May 12, 2005, closing date of the placement, and at a price of US $0.75 per share for a period of one year commencing on the first anniversary of the Closing Date.

2. Each warrant entitling the holder to purchase one additional common share of the Company at a price of US $0.675 per share for a period of one year from the May 26, 2005, closing date of the placement, and at a price of US $0.75 per share for a period of one year commencing on the first anniversary of the Closing Date.

STOCK  OPTION  PLAN
Effective March 1, 2006, subject to shareholder approval, approved June 21, 2006, the Board of Directors approved a Stock Option Plan ("SOP") in order to provide additional incentive for its directors, officers, employees and service providers. The maximum amount of shares that can be issued under the SOP in any calendar year cannot exceed 15% of the issued and outstanding common shares of the Company on January 1 of such year. The exercise price of each such stock option shall not be less than the fair market value of a share at the time of grant. However, if a stock option is granted to a 10% shareholder, the purchase price shall not be less than 110% of the fair market value of a share at the time of grant. All options granted under the plan will not be exercisable for six months from the date of grant, except in the event of a change of control, and the term of all options granted will not exceed five years.

Cigma Metals Corporation
(an exploration stage company)
Notes to Interim Consolidated Financial Statements
September 30, 2006
(unaudited)
--------------------------------------------------------------------------------


NOTE  5  -  CAPITAL  STOCK  (CONT'D)
--------------------------------------------------------------------------------

STOCK  OPTION  PLAN  (CONT'D)
As at September 30, 2006 and December 31, 2005, the Company had no stock options outstanding.


NOTE 6 - RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

a) During the nine months ended September 30, 2006, consulting fees of $118,750 (2005 - $90,000) were paid to directors. The transactions were recorded at the exchange amount, being the value established and agreed to by the related parties.

b) Included in accounts payable - related party, as at September 30, 2006 is $0 (December 31, 2005 - $16,986) payable to directors of the Company for consulting fees and/or various expenses incurred on behalf of the Company. All amounts owing to related parties are unsecured and non-interest bearing and have no fixed terms of repayment.


NOTE  7  -  SUPPLEMENTAL  DISCLOSURE  WITH  RESPECT  TO  CASH  FLOWS
--------------------------------------------------------------------------------

                                            Nine month period ended   Nine month period ended
                                               September 30, 2006        September 30, 2005
          ------------------------------------------------------------------------------------

          Cash paid during the period for:
          Interest                          $                      -  $                      -
          Income taxes                      $                      -  $                      -
          ------------------------------------------------------------------------------------

CIGMA  METALS  CORPORATION
(An  exploration  stage  company)
Consolidated  Financial  Statements
(EXPRESSED  IN  U.S.  DOLLARS)
December  31,  2005  and  2004

INDEX
-----
Report of Independent Registered Public Accounting Firm  F 17

Consolidated Balance Sheets                              F 18

Consolidated Statements of Operations                    F 19

Consolidated Statements of Stockholders' Equity          F 20

Consolidated Statements of Cash Flows                    F 21

Notes to Consolidated Financial Statements               F 22

DALE MATHESON                                Partnership of
CARR-HILTON LABONTE        Robert J. Burkart, Inc.    James F. Carr-Hilton, Ltd.
CHARTERED ACCOUNTANTS      Alvin F. Dale, Ltd.        Peter J. Donaldson, Inc.
                           Wilfred A. Jacobson, Inc.  Reginald J. LaBonte, Ltd.
                           Robert J. Matheson, Inc.   Rakesh I. Patel, Inc.
                           Fraser G Ross, Ltd.        Brian A. Shaw, Inc.
                           Anthony L. Soda, Inc.
--------------------------------------------------------------------------------


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
--------------------------------------------------------------------------------

To the Stockholders and Board of Directors of Cigma Metals Corporation:

We have audited the accompanying consolidated balance sheet of Cigma Metals Corporation (the "Company") (an exploration stage company) as at December 31, 2005 and the consolidated statements of operations, stockholders' equity, and cash flows for the year then ended and for the period from January 13, 1989 (inception) to December 31, 2005 . These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements for the period from January 13, 1989 (inception) to December 31, 2004 were reported on by other auditors and reflect a total net loss of $1,075,289 of the related cumulative totals. The other auditors' reports have been furnished to us, and our opinion, insofar as it relates to amounts included for such prior periods, is based solely on the reports of such other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2005 and the results of its operations and its cash flows and the changes in stockholders' equity for the year then ended and for the period from January 13, 1989 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, to date the Company has reported losses since inception from operations and requires additional funds to meet its obligations and fund the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 11 to the financial statements, the Company has restated the financial statements for the years ended December 31, 2005 and 2004 to reflect the 2 for 1 forward stock split that occurred on May 15, 2006.

                                               DALE MATHESON CARR-HILTON LABONTE

                                                           CHARTERED ACCOUNTANTS
Vancouver, Canada
April 11, 2006, except for Note 11 which is dated September 7, 2006

A MEMBER OF MGI INTERNATIONAL, A WORLDWIDE NETWORK OF INDEPENDENT ACCOUNTANTS AND BUSINESS ADVISORS

Vancouver   Suite 1500-1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1
            Tel: 604 687 4747 - Fax: 604 689 2778 - Main Reception
            Suite 1700- 1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1
            Tel: 604 687 4747 - Fax: 604 687 4216

CIGMA METALS CORPORATION
(An exploration stage company)
Consolidated Balance Sheets
December 31, 2005 and 2004
(Expressed in U.S. Dollars)
(Restated - See Note 11)
-------------------------------------------------------------------------------
                                                     December 31    December 31
                                                            2005           2004
-------------------------------------------------------------------------------
ASSETS
Current
  Cash                                             $    250,170   $    311,845
  Other receivables                                           -          6,211
  Available-for-sale securities (Note 3)                181,797        248,104
-------------------------------------------------------------------------------
Total assets                                       $    431,967   $    566,160
-------------------------------------------------------------------------------


LIABILITIES AND STOCKHOLDERS' EQUITY
Current
  Accounts payable and accrued liabilities         $     26,894   $     17,722
  Accounts payable - related party (Note 7)              16,986          4,000
-------------------------------------------------------------------------------
Total current liabilities                                43,880         21,722
-------------------------------------------------------------------------------


Stockholders' Equity
Common stock  (Note 5)
  Authorized
    100,000,000 common shares, par value $0.0001
  Issued and outstanding:
    30,700,000 (2004 - 28,000,000) common shares          3,070          2,800
Additional paid in capital                            2,048,530        698,800
Common stock subscriptions (Note 10)                    300,000      1,000,000
Accumulated deficit during the exploration stage     (1,963,513)    (1,075,289)
Accumulated other comprehensive (loss)                        -        (81,873)
-------------------------------------------------------------------------------
Total stockholders' equity                              388,087        544,438

Total liabilities and stockholders' equity         $    431,967   $    566,160
===============================================================================

Nature of Business and Continuance of Operations (Note 1)
Commitments (Note 4)

The accompanying notes are an integral part of these consolidated financial statements.

CIGMA METALS CORPORATION
(An exploration stage company)
Consolidated Statements of Operations
(Expressed in U.S. Dollars)                                    Cumulative
(Restated - See Note 11)                                       January 13            Year            Year
                                                         1989 (inception)           Ended           Ended
                                                          to December 31,    December 31,    December 31,
                                                                     2005            2005            2004
---------------------------------------------------------------------------------------------------------
Expenses
  Administrative and general                            $        178,517   $      32,985   $      49,964
  Exploration costs (Note 4)
  - HaldeyGold Project - partnership                             564,395         202,795         361,600
  - HaldeyGold Project - other                                   128,357          18,226          46,706
  - Tugojakovks Project                                          124,371         124,371               -
  Interest and bank charges                                        7,819           4,219           2,257
  Professional fees                                              205,350          51,211          50,116
  Property investigation costs                                   101,754          69,608          32,146
  Salaries and consulting fees                                   411,716         145,396          79,533
---------------------------------------------------------------------------------------------------------
Loss before other items                                       (1,722,279)       (648,811)       (622,322)
---------------------------------------------------------------------------------------------------------
Other income (loss)
  Write-down of available-for-sale securities (Note 3)          (148,180)       (148,180)              -
  Write-down of investment in
    partnership interest (Note 4)                               (132,634)        (94,234)        (38,400)
  Interest income                                                 39,580           3,001           3,691
---------------------------------------------------------------------------------------------------------
Total other income (loss)                                       (241,234)       (239,413)        (34,709)
---------------------------------------------------------------------------------------------------------
Net loss                                                $     (1,963,513)  $    (888,224)  $    (657,031)
=========================================================================================================

Basic and diluted loss per share                                           $       (0.03)  $       (0.02)
=========================================================================================================
Weighted average number of
common shares outstanding                                                     28,927,198      28,000,000
=========================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

CIGMA METALS CORPORATION
(an exploration stage company)
Consolidated Statements of Stockholders' Equity
January 13, 1989 (inception) to December 31, 2005
(Expressed in U.S. Dollars)
(Restated - See Note 11)
                                                                                        Deficit
                                                                                      Accumulated     Accumulated
                                                          Additional      Common      During the         Other
                                        Common stock       Paid-In         Stock      Exploration    Comprehensive
                                      Shares    Amount     Capital     Subscriptions     Stage        Gain (Loss)       Total
--------------------------------------------------------------------------------------------------------------------------------
Issuance of common stock for         2,000,000  $   200  $       800   $         -   $          -   $            -   $    1,000
services on August 2, 1989
Net loss for the period                      -        -            -             -         (1,000)               -       (1,000)
Balance, December 31, 1989
to 1997                              2,000,000      200          800             -         (1,000)               -            -
--------------------------------------------------------------------------------------------------------------------------------
Issuance of stock for mineral
property rights on April 2, 1998    12,000,000    1,200         (600)            -              -                -          600
Net loss for the year                        -        -            -             -           (600)               -         (600)
--------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998          14,000,000    1,400          200             -         (1,600)               -            -
Issuance of common stock for
cash on March 31, 1999              14,000,000    1,400      698,600             -              -                -      700,000
Net loss for the year                        -        -            -             -       (141,392)               -     (141,392)
--------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1999          28,000,000    2,800      698,800             -       (142,992)               -      558,608
Net loss for the year                        -        -            -             -       (211,182)               -     (211,182)
Unrealized losses on available
for sale securities                          -        -            -             -              -          (77,734)     (77,734)
--------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000          28,000,000    2,800      698,800             -       (354,174)         (77,734)     269,692
Net loss for the year                        -        -            -             -        (25,510)               -      (25,510)
Unrealized losses on available
for sale securities                          -        -            -             -              -          (17,803)     (17,803)
--------------------------------------------------------------------------------------------------------------------------------
Balance, December 31  2001          28,000,000    2,800      698,800             -       (379,684)         (95,537)     226,379
Net loss for the year                        -        -            -             -        (20,943)               -      (20,943)
Unrealized gain on available
for sale securities                          -        -            -             -              -           48,407       48,407
--------------------------------------------------------------------------------------------------------------------------------
Balance, December 31  2002          28,000,000    2,800      698,800             -       (400,627)         (47,130)     253,843
Net loss for the year                        -        -            -             -        (17,631)               -      (17,631)
Unrealized losses on available
for sale securities                          -        -            -             -              -           (3,723)      (3,723)
--------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003          28,000,000    2,800      698,800             -       (418,258)         (50,853)     232,489
Common stock to be issued                    -        -            -     1,000,000              -                -    1,000,000
Net loss for the year                        -        -            -             -       (657,031)               -     (657,031)
Unrealized losses on available
for sale securities                          -        -            -             -              -          (31,020)     (31,020)
--------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2004          28,000,000    2,800      698,800     1,000,000     (1,075,289)         (81,873)     544,438
Issuance of common stock for
cash on May 20, 2005                 2,000,000      200       999800    (1,000,000)             -                -            -
Issuance of common stock for
cash on December 13, 2005              700,000       70      349,930             -              -                -      350,000
Common stock to be issued                    -        -            -       300,000              -                -      300,000
Recognition of other than
temporary decline in market value
of available-for-sale securities             -        -            -             -              -           81,873       81,873
Net loss for the year                        -        -            -             -       (888,224)               -     (888,224)
--------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2005          30,700,000  $ 3,070  $ 2,048,530   $   300,000   $ (1,963,513)  $            -   $  388,087
================================================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

CIGMA METALS CORPORATION
(An exploration stage company)
Consolidated Statements of Cash Flows
(Expressed in U.S. Dollars)
                                                                            January 13            Year            Year
                                                                      1989 (inception)           Ended           Ended
                                                                       to December 31,    December 31,    December 31,
                                                                                  2005            2005            2004
----------------------------------------------------------------------------------------------------------------------
Net loss for the period                                              $     (1,963,513)  $    (888,224)  $    (657,031)
Cash flows used in operating activities
  Adjustments to reconcile net loss to net cash used
  in operating activities
  - issuance of common stock for mineral property rights                          600               -               -
  - issuance of common stock for services rendered                              1,000               -               -
  - partnership exploration costs                                             564,395         202,795         361,600
  - write-down of investment in partnership interest                          132,634          94,234          38,400
  - accumulated losses on available for sale securities                       148,180         148,180               -
  Changes in working capital assets and liabilities
  - decrease (increase) in other receivables                                        -           6,211          (6,211)
  - increase (decrease) in accounts payable and accrued liabilities            43,880          22,158         (25,016)
----------------------------------------------------------------------------------------------------------------------
Net cash used in operating activities                                      (1,072,824)       (414,646)       (288,258)
----------------------------------------------------------------------------------------------------------------------

Cash flows used in investing activities
  - investment in available-for-sale securities                              (329,977)              -               -
  - investment in partnership interest                                       (697,029)       (297,029)       (400,000)
----------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                      (1,027,006)       (297,029)       (400,000)
----------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities
  - issuance of common shares for cash                                      2,050,000         650,000               -
  - shares subscribed                                                         300,000               -       1,000,000
----------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                   2,350,000         650,000       1,000,000
----------------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash for the period                                    250,170         (61,675)        311,742
Cash, beginning of period                                                           -         311,845             103
----------------------------------------------------------------------------------------------------------------------
Cash, end of period                                                  $        250,170   $     250,170   $     311,845
======================================================================================================================

SUPPLEMENTAL CASH FLOW INFORMATION (Note 9)
The accompanying notes are an integral part of these consolidated financial statements.

CIGMA METALS CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------


NOTE  1  -  NATURE  OF  BUSINESS  AND  CONTINUANCE  OF  OPERATIONS
--------------------------------------------------------------------------------

The Company was incorporated under the laws of the State of Florida on January 13, 1989 as Cigma Ventures Corporation. On April 17, 1999 the Company changed its name to Cigma Metals Corporation and is in the business of location, acquisition, exploration and, if warranted, development of mineral properties. The Company is in the exploration stage and has not yet determined whether its properties contain mineral reserves that may be economically recoverable.

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The general business strategy of the Company is to acquire and explore mineral properties. The continued operations of the Company and the recoverability of mineral property costs is dependent upon the existence of economically recoverable mineral reserves, confirmation of the Company's interest in the underlying mineral claims, the ability of the Company to obtain necessary financing to complete the development and upon future profitable production. The Company has not generated any revenues or completed development of any properties to date, has incurred losses of $1,963,513 since inception, and further significant losses are expected to be incurred in the exploration and development of its mineral properties. The Company will require additional funds to meet its obligations and maintain its operations. Management's plans in this regard are to raise equity financing as required.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.


NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
--------------------------------------------------------------------------------

PRINCIPALS  OF  CONSOLIDATION
These consolidated financial statements, prepared in accordance with US GAAP, include the accounts of the Company and its wholly-owned subsidiaries, Northgold Company Limited ("Northgold") and Cigma Metals Limited ("Cigma BVI"). Collectively, they are referred to herein as (the "Company"). Significant inter-company accounts and transactions have been eliminated. Northgold and Cigma BVI are inactive.

BASIS  OF  PRESENTATION
These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

USE  OF  ESTIMATES
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

CASH  EQUIVALENTS
Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. The Company did not have any cash equivalents at December 31, 2005 and 2004.

CIGMA METALS CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------


NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)
--------------------------------------------------------------------------------

MINERAL  PROPERTIES  AND  EXPLORATION  COSTS
Mineral property acquisition costs are capitalized when incurred. In accordance with Emerging Task Force Issue 04-02, such costs are classified as tangible assets and are evaluated for impairment and written down as required.

Mineral property exploration and development costs are expensed as incurred until such time as economic reserves are quantified. From that time forward, the Company will capitalize all costs to the extent that future cash flow from mineral reserves equals or exceeds the costs deferred. The deferred costs will be amortized over the recoverable reserves when a property reaches commercial production. As of the date of these financial statements, the Company has only incurred exploration costs which have been charged to operations. To date the Company has not established any proven or probable reserves on its mineral properties. Exploration activities conducted jointly with others are reflected at the Company's proportionate interest in such activities.

The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. The Company has not recognized any potential costs relating to the retirement of the Company's mineral property interests through December 31, 2005 because there are no retirement costs associated with its current level of exploration activity.

INVESTMENT  IN  PARTNERSHIP  INTEREST
The Company accounts for its partnership interests under US GAAP using the equity method. Therefore, the partnership interests are carried at cost and adjusted for any return of capital and any allocation of profits and losses including the Company's share of exploration costs. Fair value adjustments may be required where there are long term indications relating to the impairment of the interest.

SHARE-BASED  COMPENSATION
On January 1, 2006, the Company adopted SFAS No.123 (revised 2004) (SFAS No.123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a)equity instruments of the enterprise or (b)liabilities that are based on the fair value of the enterprise's equity instruments or that maybe settled by the issuance of such equity instruments. In January2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin
(SAB)No.107, which provides supplemental implementation guidance for SFAS No.123R. SFAS No.123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No.25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton ("BSM") option-pricing model to determine the fair-value of stock-based awards under SFAS No.123R, consistent with that used for pro forma disclosures under SFAS No.123, Accounting for Stock-Based Compensation. The Company has elected the modified prospective transition method as permitted by SFAS No.123R and accordingly prior periods have not been restated to reflect the impact of SFAS No.123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006 the first day of the Company's fiscal year 2006. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No.123.

CIGMA METALS CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------


NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)
--------------------------------------------------------------------------------

SHARE-BASED  COMPENSATION  (CONTINUED)
Prior to the adoption of SFAS No.123R, the Company measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No.25. The Company applied the disclosure provisions of SFAS No.123 as amended by SFAS No.148, Accounting for Stock-Based Compensation - Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No.25, when the exercise price of the Company's employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized.

The Company did not grant any stock options during the years ended December 31, 2005 and 2004 and accordingly has not recorded any stock-based compensation.

AVAILABLE-FOR-SALE  SECURITIES
Available-for-sale securities are carried at fair market value with unrealized holding gains and losses included as a component of accumulated other comprehensive income (loss). If a loss in value in the available-for-sale securities is considered to be other than temporary, it is recognized in the determination of net income. Cost is based on the specific identification method for the individual securities to determine realized gains or losses. Realized gains and losses are determined on an average cost basis when securities are sold. In accordance with the Company's policy to review its investment portfolio for declines that may be other than temporary, the Company recorded a non-cash loss of $148,180 on a lower-of-cost-or-market write-down on certain available-for-sale securities during the year ended December 31, 2005.

FOREIGN  CURRENCY  TRANSLATIONS  AND  TRANSACTIONS
The Company's reporting currency is the U.S. Dollar. Foreign subsidiaries utilize the functional currency applicable to the country in which they operate. The Company translates assets and liabilities of its foreign subsidiaries at the rate of exchange at the balance sheet date. Revenues and expenses are translated at the average rate of exchange throughout the year. Gains or losses from these translations, if significant, are reported as a separate component of other comprehensive income, until all or a part of the investment in the subsidiary is sold or liquidated. Translation adjustments do not recognize the effect of income tax because the Company expects to reinvest the amounts indefinitely in operations.

CONCENTRATION  OF  CREDIT  RISK
The Company places its cash and cash equivalents with high credit quality financial institutions. The Company occasionally maintains balances in a financial institution beyond the insured amount. As of December 31, 2005 and December 31, 2004, the Company has deposits in a bank beyond insured limits.

LONG-LIVED  ASSETS
In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment losses when the sum of the expected undiscounted future cash flow is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value. The Company has not recognized any impairment losses through December 31, 2005.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS  AND  RISKS
Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving

CIGMA METALS CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------


NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)
--------------------------------------------------------------------------------

FAIR VALUE OF FINANCIAL INSTRUMENTS AND RISKS (CONTINUED) uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair value.

The carrying value of cash, other receivables, accounts payable and accrued expenses, and accounts payable - related party, approximate their fair value because of the short-term nature of these instruments. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

The Company operates outside of the United States of America and is exposed to foreign currency risk due to the fluctuation between the currency in which the Company operates in and the U.S. dollar. The Company does not use any derivative instruments.

As all of the Company's mineral properties and partnership interest are located in Russia, the Company is subject to different considerations and other risks not typically associated with companies in North America. Such risks are associated with the political, economic, foreign currency and legal environments. The Company's results may be adversely affected by changes in the political and social conditions in Russia and by changes in government policies with respect to laws and regulations.

ACCOUNTING  FOR  DERIVATIVE  INSTRUMENTS  AND  HEDGING  ACTIVITIES
The Company has adopted the Statement of Financial Accounting Standards No. 133 (SFAS 133) Accounting for Derivative Instruments and Hedging Activities, which requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes.

INCOME  TAXES
The Company has adopted the Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carry amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

LOSS  PER  SHARE
The Company computes loss per share in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants, using the treasury method, and preferred stock, using the if-converted method. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

CIGMA METALS CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------


NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)
--------------------------------------------------------------------------------

COMPREHENSIVE  LOSS
The Company's accumulated other comprehensive loss consists of the accumulated unrealized loss on available-for-sale securities. The Company had a comprehensive loss of $888,224 and $688,051 which includes an unrealized loss of $nil and $31,020 at December 31, 2005 and 2004, respectively.

COMPARATIVE  FIGURES
Certain comparative figures have been reclassified in order to conform to the current year's financial statement presentation.

RECENT  ACCOUNTING  PRONOUNCEMENTS
In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB No. 29, Accounting for Nonmonetary Transactions. SFAS No. 153 requires exchanges of productive assets to be accounted for at fair value, rather than at carryover basis, unless (1) neither the asset received nor the asset surrendered has a fair value that is determinable within reasonable limits or (2) the transactions lack commercial substance. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of FASB No. 153 will not have a material impact on the Company's financial statements.

In July 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections- a Replacement of APB Opinion No. 20 and FASB Statement No. 3. Under the provisions of SFAS No. 154, a voluntary change in accounting principle requires retrospective application to prior period financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. A change in depreciation, amortization, or depletion method for long-lived, non-financial assets must be accounted for as a change in accounting estimate effected by a change in accounting principle. The guidance contained in Opinion 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate was not changed. The Company will implement this new standard beginning January 1, 2006. This standard is not expected to have a significant effect on the Company's reported financial position or earnings.

In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143". Asset Retirement Obligations (AROs) are legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation of a long-lived asset, except for certain obligations of lessees. FIN 47 clarifies that liabilities associated with asset retirement obligations whose timing or settlement method are conditional on future events should be recorded at fair values as soon as fair value is reasonably estimable. FIN 47 also provides guidance on the information required to reasonably estimate the fair value of the liability. FIN 47 is intended to result in more consistent recognition of liabilities relating to AROs among companies, more information about expected future cash outflows associated with those obligations stemming from the retirement of the asset(s) and more information about investments in long-lived assets because additional asset retirement costs will be recognized by increasing the carrying amounts of the assets identified to be retired. FIN 47 is effective for fiscal years ending after December 15, 2005. Management is currently evaluating the impact, which the adoption of this standard will have on the Company's financial statements.

In November 2005, the FASB issued Staff Position "FSP" FAS115-1/124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, which addresses the determination as to when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. This FSP also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and required certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The guidance in this FSP amends FASB Statements No. 115, Accounting for

CIGMA METALS CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------


NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)
--------------------------------------------------------------------------------

RECENT  ACCOUNTING  PRONOUNCEMENTS  (CONTINUED)
Certain  Investments  in Debt and Equity Securities, and No. 124, Accounting for
Certain Investments Held by Not-for-Profits Organizations, and APB Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock. This FSP is effective for reporting periods beginning after December 15, 2005. Management does not believe the adoption of this FSP will have a material impact on the Company's financial statements.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASBissuedSFASNo. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities".This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs.SFAS No. 156is effective for an entity's first fiscal year beginning after September 15, 2006.This adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.


NOTE 3 - AVAILABLE-FOR-SALE SECURITIES
--------------------------------------------------------------------------------

                                                                                                        Net
                                                                          Gross        Gross        Accumulated
                                                                       Unrealized    Unrealized    Unrecognized     Market
                                                               Cost       Gains       (Losses)    Gains (Losses)     Value
                                                                $           $            $               $             $
----------------------------------------------------------------------------------------------------------------------------
December 31, 2003, equity securities                          329,977      122,013     (172,866)         (50,853)   279,124
Change during the year                                              -       48,516      (79,536)         (31,020)   (31,020)
----------------------------------------------------------------------------------------------------------------------------
December 31, 2004, equity securities                          329,977      170,529     (252,402)         (81,873)   248,104
Change during the year                                              -        2,966      (69,273)               -    (66,307)
Recognition of other than temporary decline in market value         -            -            -           81,873          -
----------------------------------------------------------------------------------------------------------------------------
December 31, 2005, equity securities                          329,977      173,495     (321,675)               -    181,797
============================================================================================================================

CIGMA METALS CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------


NOTE 4 - MINERAL PROPERTIES AND EXPLORATION COSTS
--------------------------------------------------------------------------------

The Company holds an interest in two mineral exploration licences located in the Tomsk Oblast Region, of the Russian Federation.

HALDEYGOLD  PROJECT
On August 30, 2004, the Company signed a Joint Activity Agreement with OOO Science Industrial Corporation Geosphera ("Geosphera"), a company registered in Russia, to form a partnership to explore the Haldeevskaya license located in the Tomsk district of the Tomsk region of the Russian Federation, 25 km east of the city of Tomsk. Geosphera will earn a 51% interest in the partnership by contributing the license for the Haldeevskaya area and the geological data. The license and the geological data have been valued at US$52,000. The terms of the agreement provided that the Company was to earn a 49% interest in the partnership by paying US$50,000. However, the Company increased its interest in the partnership to 80% (Geosphera - 20%) by funding US$350,000 of exploration expenditures on the licensed property in 2004. Geosphera is the manager of the project.

Pursuant to the terms of the Joint Activity Agreement, and for the purpose of conducting further financing and exploration work, a company, HaldeyGold Ltd. ("HaldeyGold"), was registered with the Ministry of the Russian Federation for Taxes and Levies on January 19, 2005. The Haldeevskaya mineral exploration license along with all relevant geological data was transferred by the partnership to HaldeyGold on March 16, 2005. The Company has an 80% (Geosphera 20%) interest in HaldeyGold.

On April 22, 2005 and December 31, 2005 the Company and Geosphera agreed to amendments to the Haldeevskaya Joint Activity Agreement dated August 30, 2004 resulting in a revision of the 2005 exploration expenditure commitment from $300,000 to $250,000 and an agreement on behalf of the Company to fund $2,450,000 toward the 2006 HaldeyGold exploration budget. In the event that the Company funds less than $1,500,000 of the 2006 exploration budget, the Company's interest in HaldeyGold will be reduced to 50%. Geosphera's ownership interest in HaldeyGold cannot be reduced below 20%.

Consistent with the Company's accounting policies, acquisition and exploration costs on unproven reserves are charged to operating costs as incurred.

The  Company's  investment in the HaldeyGold partnership interest is as follows:

                                                                                     Year            Year
                                                         January 13, 1989           ended           ended
                                                           (inception) to    December 31,    December 31,
                                                             December 31,            2005            2004
                                                                     2005
                                                       --------------------------------------------------
     Capital invested                                  $         697,029   $     297,029   $     400,000
     Exploration costs incurred                                 (564,395)       (202,795)       (361,600)
                                                       --------------------------------------------------
                                                                 132,634          94,234          38,400
     Write-down of investment in partnership interest           (132,634)        (94,234)        (38,400)
                                                       --------------------------------------------------
     Partnership interest at end of period             $               -   $           -   $           -
                                                       ==================================================

Direct exploration costs on the Haldeevskaya mineral exploration license area located in the Tomsk Oblast region of the Russian Federation totalled $18,226 during the year ended December 31, 2005 (2004 - $46,706).

CIGMA METALS CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------


NOTE  4  -  MINERAL  PROPERTIES  AND  EXPLORATION  COSTS  (CONTINUED)
--------------------------------------------------------------------------------

TUGOJAKOVKS  PROJECT
On June 17, 2005, as amended December 31, 2005, the Company signed a Joint Activity Agreement to form a partnership  to  explore  the  Tugojakovsk  Project, located in the Tomsk Oblast
Region of the Russian Federation. Under the terms of the agreement: (1) the Company has the right to acquire an 80% share of the project in exchange for contributing $126,440 in 2005 and upon the formation of a company in Russia; and
(2) the Company is committed to finance the project in 2006 by providing $1,500,000 in accordance with an approved budget. If the financing provided in 2006 is between (1) $800,000 and $1,499,000, the Company's ownership interest will be reduced to 70%; (2) $350,000 and $799,000, reduced to 60%; or (3) less than $350,000, reduced to 49%. Geosphera's ownership interest cannot be reduced below 20%.

Geosphera will contribute the license for Tugojakovsk and all geological information on this subsoil area which is owned by Geosphera, as well as professional knowledge, skills and business contacts. The licence and geological data was valued at $100,000.

Pursuant to the terms of the Joint Activity Agreement, a company will be registered in the Russian Federation in order to conduct further financing and exploration work on the Tugojakovsk licence area. Once the joint venture company is registered with the Ministry of the Russian Federation for Taxes and Levies, the Partnership will transfer the Tugojakovsk mineral exploration license along with all relevant geological data to the new joint venture company. The Company will have an 80% (Geosphera 20%) interest in the new company. As of the date of these financial statements the new company has not yet been registered.

Exploration costs on the Tugojakovsk mineral exploration licence area located in the Tomsk Oblast region of the Russian Federation totalled $124,371 during the year ended December 31, 2005 (2004 - $nil).


NOTE 5 - CAPITAL STOCK
--------------------------------------------------------------------------------

As at December 31, 2005, the Corporation's authorized capital stock consists of 100,000,000 common shares with a par value of $0.0001 per share. There were 30,700,000 common shares issued and outstanding at December 31, 2005 (2004 - 28,000,000).

During the year ended December 31, 2005 the Company issued 2,700,000 common shares for cash of $1,350,000, $1,000,000 of which was received in the year ended December 31, 2004. No share issuances were completed in the year ended December 31, 2004.

On April 7, 2006, the Company's Board of Directors approved a 2:1 forward stock split effective May 15, 2006, which was subject to regulatory approval which was received on May 19, 2006. The par value and the number of authorized but unissued shares of the Company's common stock was not changed as a result of the forward stock split.

Unless otherwise noted, all references to common stock, common shares outstanding, weighted average numbers of common shares outstanding and per share amounts in the accompanying Financial Statements and Notes to Financial Statements prior to the effective date of the forward stock split have been restated to reflect the 2:1 forward stock split on a retroactive basis.

CIGMA METALS CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------


NOTE 6 - STOCK OPTIONS
--------------------------------------------------------------------------------

The Company did not grant any stock options during 2005 and 2004 and at December 31, 2005 and 2004 the Company had no stock options outstanding.


NOTE 7 - RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

a) During 2005, consulting fees of $120,000 (2004 - $54,000) were paid to directors. The transactions were recorded at the exchange amount, being the value established and agreed to by the related parties.

b) Included in accounts payable - related party, as at December 31, 2005 is $16,986 (2004 - $4,000) payable to directors of the Company for consulting fees and/or various expenses incurred on behalf of the Company. All amounts owing to related parties are unsecured and non-interest bearing and have no fixed terms of repayment.


NOTE 8 - INCOME TAXES
---------------------

The Company has adopted FASB No. 109 for reporting purposes. As of December 31, 2005, the Company had net operating loss carry forwards of approximately $1,831,000 that may be available to reduce future years' taxable income and will expire between the years 2018 - 2025. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry forwards.

The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgment about the recoverability of future tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

A reconciliation of income tax computed at the federal and state statutory tax rates and the Company's effective tax rate is as follows:

                                                                                 Year ended     Year ended
                                                                                December 31,   December 31,
                                                                                    2005           2004
------------------------------------------------------------------------------------------------------------
Federal income tax provision at statutory rate                                          34.0%          34.0%
State income tax provision at statutory rate, net of federal income tax effect           5.0            5.0
Less valuation allowance                                                               (39.0)         (39.0)
------------------------------------------------------------------------------------------------------------

Total income tax provision                                                                 -              -
============================================================================================================

The tax effects of temporary differences that give rise to the Company's deferred tax asset (liability) are as follows:

                        2005        2004
                     ----------------------
Loss carry forwards  $ 714,000   $ 365,000
Valuation allowance   (714,000)   (365,000)
                     ----------------------
                     $       -   $       -
                     ======================

As the criteria for recognizing deferred income tax assets have not been met due to the uncertainty of realization, a valuation allowance of 100% has been recorded for the current and prior year.

CIGMA METALS CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------


NOTE  9  -  SUPPLEMENTAL  DISCLOSURE  WITH  RESPECT  TO  CASH  FLOWS
--------------------------------------------------------------------------------

                                    Year ended          Year ended
                                December 31, 2005   December 31, 2004
----------------------------------------------------------------------
Cash paid during the year for:
Interest                        $                -  $            1,667
Income taxes                    $                -  $                -
----------------------------------------------------------------------


NOTE  10  -  SUBSEQUENT  EVENTS
----------------------------------------------------------------------

1. In March 2006, 400,000 pre-forward split common shares of the Company were issued at $0.75 per share. The cash proceeds of $300,000 were received in December 2005.

2. In March 2006, the Company offered, on a no minimum basis, up to an aggregate of 3,500,000 pre-forward split Units at a price of US $1.00 per Unit. Each Unit shall be comprised of one (1) share of the Company's common stock US $0.0001 par value per share and one (1) stock purchase warrant, each warrant entitling the holder to purchase one (1) additional common share of the Company at a price of US $1.35 per share for a period of one
     (1) year from the closing date of the placement and at a price of US $1.50 per share for a period of one (1) year commencing on the first anniversary of the Closing Date.

3. Effective March 1, 2006, subject to shareholder approval, the Board of Directors approved a Stock Option Plan ("SOP") in order to provide additional incentive for its directors, officers, employees and service providers. The maximum amount of shares that can be issued under the SOP in any calendar year cannot exceed 15% of the issued and outstanding common shares of the Company on January 1 of such year. The exercise price of each such stock option shall not be less than the fair market value of a share at the time of grant. However, if a stock option is granted to a 10% shareholder, the purchase price shall not be less than 110% of the fair market value of a share at the time of grant. All options granted under the plan will not be exercisable for six months from the date of grant, except in the event of a change of control, and the term of all options granted will not exceed five years.


NOTE  11  -  RESTATEMENT
----------------------------------------------------------------------

The Company has restated its consolidated financial statements for the years ended December 31, 2005 and December 31, 2004. The Company is restating the financial statements to reflect the 2 for 1 forward stock split that took place on May 15, 2006.

----------------------------------------------------------------------------------
                              December 31, 2005                 December 31, 2005
                                 As Reported       Adjustment      As Restated
                                      $                $                $
----------------------------------------------------------------------------------
Balance Sheet
----------------------------------------------------------------------------------
  Common shares                            1,535        1,535                3,070
----------------------------------------------------------------------------------
  Additional paid in capital           2,050,065       (1,535)           2,048,530
----------------------------------------------------------------------------------

CIGMA METALS CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
--------------------------------------------------------------------------------


NOTE  11  -  RESTATEMENT  (CONTINUED)
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                              December 31, 2004                 December 31, 2004
                                 As Reported       Adjustment      As Restated
                                      $                $                $
----------------------------------------------------------------------------------
Balance Sheet
----------------------------------------------------------------------------------
  Common shares                            1,400        1,400                2,800
----------------------------------------------------------------------------------
  Additional paid in capital             700,200       (1,400)             698,800
----------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                      Year ended                        Year Ended
                                   December 31, 2005   Adjustment    December 31, 2005
---------------------------------------------------------------------------------------
Basic and diluted loss per share  $            (0.06)  $      0.03  $            (0.03)
---------------------------------------------------------------------------------------
Weighted average number of
  common shares outstanding               14,163,599    14,163,599          28,927,198
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                      Year ended                        Year Ended
                                   December 31, 2004   Adjustment    December 31, 2004
---------------------------------------------------------------------------------------
Basic and diluted loss per share  $            (0.05)  $      0.03  $            (0.02)
---------------------------------------------------------------------------------------
Weighted average number of
  common shares outstanding               14,000,000    14,000,000          28,000,000
---------------------------------------------------------------------------------------

In addition to the restatements noted above, certain other revisions to the financial statement note disclosures were made to improve the overall presentation of the Company's financial statements.

                        REPORT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of CIGMA METALS CORPORATION AND SUBSIDIARIES
(AN EXPLORATION STAGE COMPANY)

We have audited the accompanying consolidated balance sheet of CIGMA METALS CORPORATION AND SUBSIDIARIES (the "Company") (an exploration stage company) as of December 31, 2004, the related consolidated statements of stockholders' equity (deficit), operations and cash flows for the year ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, based on our audit the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as at December 31, 2004 and 2003 and the consolidated results of its operations and its cash flows for the years ended December 31, 2004 and 2003, and from January 13, 1989 (inception) to December 31, 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has recurring losses from operations since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada,                              /s/ "ERNST & YOUNG LLP"
August 15, 2005.                                Chartered Accountants

                        REPORT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
CIGMA METALS CORPORATION AND SUBSIDIARIES ('THE COMPANY"
(AN EXPLORATION STAGE COMPANY)

We have audited the consolidated statements of stockholders' equity, operations and cash flows of CIGMA METALS CORPORATION AND SUBSIDIARIES (an exploration stage company) for the cumulative period from January 13, 1989 (inception) to December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the change in the Company's stockholders' equity, and the results of its operations and cash flows for the cumulative period from January 13, 1989 (inception) to December 31, 2003 in conformity with generally accepted accounting principles in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has not generated any revenue from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, Canada                       /s/ "MOORE STEPHENS ELLIS FOSTER LTD"
October 8, 2004.                        Chartered Accountant

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Florida Business Corporation Act, or FBCA, permits a Florida corporation to indemnify any person who may be a party to any third party proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another entity, against liability incurred in connection with such proceeding (including any appeal thereof) if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The FBCA permits a Florida corporation to indemnify any person who may be a party to a derivative action if such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding (including appeals), provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification shall be made for any claim, issue, or matter for which such person is found to be liable unless, and only to the extent that, the court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

     The FBCA provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by duly selected independent legal counsel, or by a majority vote of the disinterested stockholders. The board of directors also may designate a special committee of disinterested directors to make this determination. Notwithstanding the foregoing, the FBCA provides that a Florida corporation must indemnify any director, officer, employee or agent of a corporation who has been successful in the defense of any proceeding referred to above.

     Notwithstanding the foregoing, the FBCA provides, in general, that no director shall be personally liable for monetary damages to our company or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes (i)a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii)a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii)an approval of an unlawful distribution, (iv)with respect to a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholder, conscious disregard for the best interest of the company, or willful misconduct, or (v)with respect to a proceeding by or in the right of someone other than the company or a stockholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term "recklessness," as used above, means the action, or omission to act, in conscious disregard of a risk: (a)known, or so obvious that it should have been known, to the directors; and (b)known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

     The FBCA further provides that the indemnification and advancement of payment provisions contained therein are not exclusive and it specifically empowers a corporation to make any other further indemnification or advancement of expenses of any of its directors, officers, employees or agents under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both for actions taken in an official capacity and for actions taken in other capacities while holding such office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions of the director, officer, employee, or agent were material to the adjudicated cause of action and the director, officer, employee, or agent
(a)violated criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was unlawful, (b)derived an improper personal benefit from a transaction, (c)was or is a director in a circumstance where the liability for unlawful distributions applies, or
(d)engaged in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a stockholder.

     We have adopted provisions in our articles of incorporation and bylaws providing that our directors, officers, employees, and agents shall be indemnified to the fullest extent permitted by Florida law. Additionally, our bylaws permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our articles or incorporation or bylaws permit such indemnification. We intend to obtain such insurance.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses of this offering, all of which are to be paid by the registrant, are as follows:

----------------------------------------------
U.S. Securities & Exchange Commission
Registration Fee                       $   899
----------------------------------------------
Accounting Fees and Expenses           $ 2,500
----------------------------------------------
Legal Fees and Expenses                $25,000
----------------------------------------------
Transfer Agent Fees                    $   500
----------------------------------------------
Miscellaneous Expenses                 $ 6,054
==============================================
Total                                  $34,953
----------------------------------------------

The foregoing amounts are only estimates and actual expenditures may be more or less.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years, we have offered and sold the following shares of common stock which were not registered under the Securities Act of 1933, as amended.

     Unless otherwise noted, all references to common stock, common shares outstanding, weighted average numbers of common shares outstanding and per share amounts in this Prospectus and the accompanying Financial Statements and Notes to Financial Statements prior to the effective date of the forward stock split have been restated to reflect the 2:1 forward stock split on a retroactive basis.

     In May 2005, 2,000,000 common shares were issued at $0.50 per share for cash proceeds of $1,000,000. The funds were received in the year ended December 31, 2004. The shares were issued to individuals and companies who reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

     In December 2005, 700,000 common shares were issued at $0.50 per share for
cash proceeds of $350,000.   The shares were issued to two individuals who
reside outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

     In March 2006, 800,000 common shares were issued at $0.375 per share for
cash proceeds of $300,000.   The funds were received in December 2005. The
shares were issued to an individual who resides outside the United States of America (in accordance with the exemption from registration requirements afforded by Regulation S as promulgated thereunder).

     In May 2006 the Company completed a private placement to non-affiliated offshore investors of 6,540,000 Units priced at $0.50 per unit for a total consideration of $3,270,000 pursuant to the exemption from registration requirements of the Securities Act of 1933 as amended afforded by Regulation S as promulgated by the Act. Each Unit is comprised of one share of the Company's pre-forward split common stock US $0.0001 par value per share and one stock purchase warrant, each warrant entitling the holder to purchase one additional common share of the Company at a price of US $0.675 per share for a period of one year from the closing date of the placement and at a price of US $0.75 per share for a period of one year commencing on the first anniversary of the Closing Date. None of the warrants have been exercised as of the filing date of this registration statement as amended.

     In May 2006 the Company completed a private placement to non-affiliated offshore investors of 1,460,000 Units priced at $0.50 per Unit for a total consideration of $730,000 pursuant to the exemption from registration requirements of the Securities Act of 1933 as amended afforded by Regulation S as promulgated by the Act. Each Unit is comprised of one share of the Company's common stock US $0.0001 par value per share and one (1) stock purchase warrant, each warrant entitling the holder to purchase one additional common share of the Company at a price of US $0.675 per share for a period of one year from the closing date of the placement and at a price of US $0.75 per share for a period of one year commencing on the first anniversary of the Closing

Date. None of the warrants have been exercised as of the filing date of this registration statement as amended.


ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following Exhibits are attached hereto:


EXHIBIT                  DESCRIPTION OF EXHIBIT AND FILING REFERENCE NUMBER
3.1.1    Certificate of Incorporation, incorporated by reference to the Form 10-SB12G filed on September 16, 1999 (SEC File No. 000-27355-99712713). *

3.1.2    Certificate of Amendment to the Certificate of Incorporation, incorporated by reference to the Form 10-SB12G filed on September 16, 1999 (SEC File No. 000-
         27355-99712713). *

3.2.1    By-laws, incorporated by reference to the Form 10-SB12G filed on September 16,
         1999 (SEC File No. 000-27355-99712713). *

5.1      Opinion of Sierchio Greco & Greco, LLP, regarding the legality of the securities being registered. *

10.1.1   Haldeevskaya Joint Activity Agreement dated August 30, 2004, incorporated by reference to the Form 10-KSB filed on June 6, 2006 (SEC File No. 000-27355-
         06888704). *

10.1.2   Amendment to Haldeevskaya Joint Activity Agreement dated April 22, 2005, incorporated by reference to the Form 10-KSB filed on June 6, 2006 (SEC File No.
         000-27355-06888704). *

10.1.3   Amendment to Haldeevskaya Joint Activity Agreement dated December 31, 2005, incorporated by reference to the Form 10-KSB filed on June 6, 2006 (SEC File No.
         000-27355-06888704). *

10.1.4   Amendment to Haldeevskaya Joint Activity Agreement dated July 7, 2006, incorporated by reference to the Form 10-QSB filed on August 14, 2006, 2006 (SEC
         File No. 000-27355-061028644). *

10.2.1   Tugoyakovka Joint Activity Agreement dated June 17, 2005, incorporated by reference to the Form 10-KSB filed on June 6, 2006 (SEC File No. 000-27355-
         06888704). *

10.2.2   Amendment to Tugoyakovka Joint Activity Agreement dated December 31, 2005, incorporated by reference to the Form 10-KSB filed on June 6, 2006 (SEC File No.
         000-27355-06888704). *

10.2.3   Amendment to Tugoyakovka Joint Activity Agreement dated July 7, 2006, incorporated by reference to the Form 10-QSB filed on August 14, 2006 (SEC File
         No. 000-27355-061028644). *

                                      II-4

23.1     Consent of Sierchio Greco & Greco, LLP (included in Exhibit 5.1) *

23.2     Consent dated November 24, 2006 of Dale Matheson Carr-Hilton LaBonte

23.3     Consent dated November 24, 2006 of Ernst & Young LLP

23.4     Consent dated November 24, 2006 of Moore Stephens Ellis Foster Ltd.

99.1     Corporate Governance Principles, incorporated by reference to the Form 10-KSB filed on November 4, 2004 (SEC File No. 000-27355-041117794). *

99.2     Change in Registrant's Certifying Accountant, incorporated by reference to the Form
         8-K filed on February 8, 2006 (SEC File No. 000-27355-06588386). *

-----
  *  Previously filed

ITEM 28.UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining liability under the Securities Act of 1933 to any purchaser:

     (i)  if  the  registrant  is  relying  Rule  430B,

     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer, and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other that prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Actof1933andis,therefore, unenforceable. In the event that acclaim for indemnification against such liabilities(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Coolum Beach, Queensland, Australia, on the November 27, 2006.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

-----------------------------------------------------------------------------------
Name                                        Title                       Date
                                                                  -----------------
By:/s/ "LARS PEARL"           Chief Executive Officer, Principal  November 27, 2006
------------------            Accounting Officer and Director
LARS PEARL, Attorney in Fact
-----------------------------------------------------------------------------------
ROBERT BIAGIONI               Director                            November 27, 2006
By:/s/ "LARS PEARL"
-------------------
LARS PEARL, Attorney in Fact
-----------------------------------------------------------------------------------


                                      II-7

-----------------------------------------------------------------------------------
WALDEMAR MUELLER              Director                            November 27, 2006
By:/s/ "LARS PEARL"
-------------------
LARS PEARL, Attorney in Fact
-----------------------------------------------------------------------------------
ROBERT IAN RIGG               Director                            November 27, 2006
By:/s/ "LARS PEARL"
-------------------
LARS PEARL, Attorney in Fact
-----------------------------------------------------------------------------------
AGUSTIN GOMEZ DE SEGURA       Director                            November 27, 2006
By:/s/ "LARS PEARL"
-------------------
LARS PEARL, Attorney in Fact
-----------------------------------------------------------------------------------

                                Cigma Metals Corporation
                           Registration Statement on Form SB-2
                                    File No 333-[-].
                                    Index to Exhibits
3.1.1   Certificate of Incorporation, incorporated by reference to the Form 10-SB12G filed on September 16, 1999 (SEC File No. 000-27355-99712713). *

3.1.2   Certificate of Amendment to the Certificate of Incorporation, incorporated by reference to the Form 10-SB12G filed on September 16, 1999 (SEC File No. 000-
        27355-99712713). *

3.2.1   By-laws, incorporated by reference to the Form 10-SB12G filed on September
        16, 1999 (SEC File No. 000-27355-99712713). *

5.1     Opinion of Sierchio Greco & Greco, LLP, regarding the legality of the securities being registered *

10.1.1  Haldeevskaya Joint Activity Agreement dated August 30, 2004, incorporated by reference to the Form 10-KSB filed on June 6, 2006 (SEC File No. 000-27355-
        06888704). *

10.1.2  Amendment to Haldeevskaya Joint Activity Agreement dated April 22, 2005, incorporated by reference to the Form 10-KSB filed on June 6, 2006 (SEC File
        No. 000-27355-06888704). *

10.1.3  Amendment to Haldeevskaya Joint Activity Agreement dated December 31,
        2005, incorporated by reference to the Form 10-KSB filed on June 6, 2006 (SEC
        File No. 000-27355-06888704). *

10.1.4 Amendment to Haldeevskaya Joint Activity Agreement dated July 7, 2006, incorporated by reference to the Form 10-QSB filed on August 14, 2006 (SEC
        File No. 000-27355-061028644). *

10.2.1  Tugoyakovka Joint Activity Agreement dated June 17, 2005, incorporated by reference to the Form 10-KSB filed on June 6, 2006 (SEC File No. 000-27355-
        06888704). *


                                      II-8

10.2.2  Amendment to Tugoyakovka Joint Activity Agreement dated December 31,
        2005, incorporated by reference to the Form 10-KSB filed on June 6, 2006 (SEC
        File No. 000-27355-06888704). *

10.2.3 Amendment to Tugoyakovka Joint Activity Agreement dated July 7, 2006, incorporated by reference to the Form 10-QSB filed on August 14, 2006 (SEC
        File No. 000-27355-061028644). *

23.1    Consent of Sierchio Greco & Greco, LLP (included in Exhibit 5.1) *

23.2    Consent dated November 24, 2006 of Dale Matheson Carr-Hilton LaBonte

23.3    Consent dated November 24, 2006 of Ernst & Young LLP


23.4    Consent dated November 24, 2006 of Moore Stephens Ellis Foster Ltd.


99.1    Corporate Governance Principles, incorporated by reference to the Form 10-KSB filed on November 4, 2004 (SEC File No. 000-27355-041117794). *

99.2    Change in Registrant's Certifying Accountant, incorporated by reference to the
        Form 8-K filed on February 8, 2006 (SEC File No. 000-27355-06588386). *

-----
  *  Previously filed


                                      II-9